Exhibit 4.1

EXECUTION VERSION

MIDAMERICAN ENERGY COMPANY

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

Indenture

Dated as of September 9, 2013

CROSS-REFERENCE SHEET TO

TRUST INDENTURE ACT OF 1939

Section of Act	Section of Indenture

310(a)	7.04, 14.01, 14.14, 14.15
310(b)	14.12, 14.14
311(a) and (b)	14.11
312(a), (b) and (c)	17.01
313(a), (b), (c) and (d)	17.03
314(a)	17.02
314(a)(4)	7.13
314(b)	7.05
314(c)(1) and (2)	21.01(b)
314(c)(3)	Not Applicable
314(d)(1)	1.03(w), 10.03(b), 10.04(b), 10.05(a)(ii)
314(d)(2)	1.03(f), 1.03(w), 3.04(e), 10.05(a)(ii)
314(d)(3)	3.04(c), 3.04(d), 10.03(c), 10.05(a)(ii) and (iii)
314(e)	21.01(a)
315(a)	14.02, 14.07
315(b)	12.02(b)
315(c)	14.01
315(d)	14.02
315(e)	12.15(c)
316(a)(1)	12.05, 12.23
316(a)(2)	Not Applicable
316(a) last sentence	1.03(qq)(A)
316(b)	12.22
317(a)	12.17, 12.21
317(b)	7.06
318(a)	21.05

i

v

		Page

Section 13.02.	Upon merger or consolidation Indenture not to constitute lien upon certain properties	59
Section 13.03.	Right of successor	60
Section 13.04.	Transfer of less than substantially all	61

	ARTICLE XIV

	THE TRUSTEE

Section 14.01.	Qualification of Trustee and acceptance of trust	61
Section 14.02.	Trustee rights and duty of care	61
Section 14.03.	Recitals deemed made by Company	63
Section 14.04.	Trustee not liable for debts from operation of Mortgaged Property; Trustee may own Bonds	63
Section 14.05.	Trustee may give notices incidental to action by it	63
Section 14.06.	[Reserved.]	63
Section 14.07.	Trustee may rely on certificates and may consult counsel; responsibility in selection of experts	63
Section 14.08.	Trustee not required to expend its own funds	64
Section 14.09.	Compensation and indemnification of Trustee; lien therefor	64
Section 14.10.	Trustee may rely on facts established by Officers’ Certificate	65
Section 14.11.	Action to be taken by Trustee which becomes creditor of Company	65
Section 14.12.	Action to be taken by Trustee acquiring conflicting interest	65
Section 14.13.	Resignation or removal of Trustee	65
Section 14.14.	Appointment of successor Trustee	66
Section 14.15.	Appointment of additional trustees or co-trustees; notice by Bondholders to Trustee, notice to all trustees; contents, filing, etc. of instrument appointing trustee	67
Section 14.16.	Acceptance by successor trustee; requirements of predecessor Trustee upon retiring	68
Section 14.17.	Merger or consolidation of Trustee	69
Section 14.18.	[Reserved.]	69
Section 14.19.	Appointment of Authenticating Agent	69

	ARTICLE XV

	SUPPLEMENTAL INDENTURES AND SUPPLEMENTAL MORTGAGES

Section 15.01.	Provision for Supplemental Indentures, Supplemental Mortgages and amended Collateral Trust Agreement	70
Section 15.02.	Requirements for Supplemental Indentures and Supplemental Mortgages	72
Section 15.03.	Execution of Supplemental Indentures	73
Section 15.04.	Effect of Supplemental Indentures	73
Section 15.05.	Conformity with Trust Indenture Act	74
Section 15.06.	Reference in Bonds to Supplemental Indentures	74

		Page

	ARTICLE XVI

	MEETINGS OF BONDHOLDERS

Section 16.01.	Manner of calling meetings and determination of Bonds affected	74
Section 16.02.	Calling of meetings by Company or Bondholders	75
Section 16.03.	Persons entitled to vote at meeting	75
Section 16.04.	Conduct of meetings; procedures	75
Section 16.05.	Manner of voting	76
Section 16.06.	Rights of Trustee or Bondholders not to be hindered or delayed	76
Section 16.07.	Action by written consent	76

	ARTICLE XVII

	BONDHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 17.01.	Company to furnish Bondholder lists	77
Section 17.02.	Company to comply with TIA Section 314	77
Section 17.03.	Trustee reports to Bondholders and compliance with TIA Section 313	77
Section 17.04.	Company reports to Trustee regarding ordinary course disposition	77

	ARTICLE XVIII

	DEFEASANCE

Section 18.01.	Effect of payment of indebtedness; deposit of money or Eligible Obligations in certain instances deemed payment	77
Section 18.02.	Unclaimed moneys	78

	ARTICLE XIX

	IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 19.01.	General provision	78

	ARTICLE XX

	EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

Section 20.01.	Evidence of action by Bondholders	79
Section 20.02.	Inspection of Bonds	80
Section 20.03.	Bondholder may revoke consent	80

INDENTURE, dated as of September 9, 2013, between MIDAMERICAN ENERGY COMPANY, an Iowa corporation, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a banking association organized and existing under the laws of the United States of America, as Trustee.

WHEREAS, all capitalized terms used in this Indenture have the respective meanings set forth in Article I;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of Bonds in one or more series as contemplated herein;

WHEREAS, the Company has duly executed and delivered the Mortgage (as defined herein) to provide that security over the Mortgaged Property (as defined herein) be granted for the payment of the principal of and premium, if any, and interest, if any, on the Bonds, and on the outstanding Equal and Ratable Notes;

WHEREAS, the Company has entered into the Collateral Trust Agreement (as defined herein) with the Trustee (as defined herein) and the Collateral Trustee (as defined herein) to provide for collateral trust and intercreditor arrangements governing the security granted under the Mortgage; and

WHEREAS, all acts necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been performed.

Now, THEREFORE, in consideration of the premises and the purchase of the Bonds by the Bondholders thereof, it is mutually agreed for the equal and ratable benefit of the Bondholders from time to time of the Bonds or of series thereof as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Trust Indenture Act. (a) Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (“TIA”), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings as of the date of this Indenture:

“indenture securities” means the Bonds.

“indenture security holder” means a Bondholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

Signature Page to First Mortgage Bond Indenture

(b) All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Securities and Exchange Commission have the meanings assigned to them in the TIA or such statute or rule as in force on the date of this Indenture.

Section 1.02. Construction of accounting terms. The accounting terms used in this Indenture shall be construed in accordance with Generally Accepted Accounting Principles.

Section 1.03. Definitions. For purposes of this Indenture, the following terms have the following meanings:

(a) “2002 Notes Indenture” means an Indenture, dated as of February 8, 2002 between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York), as Trustee, as supplemented by the First Supplemental Indenture dated as of February 8, 2002, the Second Supplemental Indenture dated as of January 14, 2003, the Third Supplemental Indenture dated as of October 1, 2004, the Fourth Supplemental Indenture dated as of November 1, 2005 and as further amended, restated, supplemented or otherwise modified from time to time.

(b) “2006 Notes Indenture” means an Indenture, dated as of October 1, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture dated as of October 6, 2006, the Second Supplemental Indenture dated as of June 29, 2007, the Third Supplemental Indenture dated as of March 25, 2008 and as further amended, restated, supplemented or otherwise modified from time to time.

(c) “Accountant” means the Chief Accounting Officer, Chief Financial Officer, Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Company or a Person who is qualified to pass upon accounting matters, who or which need not be a certified or public accountant and, unless required to be Independent, may be employed by or Affiliated with the Company.

(d) “Accountant’s Certificate” means a certificate signed by an Accountant.

(e) “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person; “Affiliated” has a meaning correlative to the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(f) “Appraiser” means a Person engaged in the business of appraising property or competent to determine the Fair Value or fair value to the Company of the particular property in question, and who or which, unless required to be Independent, may be employed by or Affiliated with the Company.

(g) “Appraiser’s Certificate” means a certificate signed by an Appraiser; any Appraiser’s Certificate which is relied upon by an Independent Engineer, for purposes of an Independent Engineer’s Certificate, shall be signed by an Independent Appraiser.

(h) “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Bonds of one or more series.

(i) “Authorized Executive Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, or any other Person duly authorized by the Company to act in respect of matters relating to this Indenture.

(j) [Reserved.]

(k) “Board” means either the board of directors of the Company or the executive committee or any other committee of the board of directors of the Company duly authorized to act for the board of directors of the Company in matters pertaining to this Indenture. Any Board resolution referred to herein shall consist of one or more resolutions of the Board or other written action of the Board certified by the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Board and being in full force and effect on the date of such certification.

(l) “Bondable Property” means the Mortgaged Property as of the date of this Indenture, plus any property acquired or constructed by the Company which is included in the Mortgaged Property after the date of this Indenture, subject to the following:

(i) Bondable Property:

(A) need not consist of a specific or completed development, plant, betterment, addition, extension, improvement or enlargement, but may include construction work in progress and property in the process of purchase insofar as the Company shall have acquired legal title to such property, and may include the following:

(1) fractional and other undivided interests of the Company in property owned jointly or in common with other Persons, whether or not there are with respect to such property other agreements or obligations on the part of the Company, if there is an effective bar against partition of such property which would preclude the sale of such property by any or all of such other Persons or the holder or holders of any lien or liens on the interest of any of such other Persons in such property, without the consent of the Company;

(2) engineering, economic, environmental, financial, geological and legal or other analyses and surveys, data processing equipment and software, preliminary to or associated with the acquisition or construction of property included or intended to be included in the Mortgaged Property;

(3) paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character required for or in connection with the installation or repair of overhead, surface or underground facilities and paid for and used or to be used by the Company, notwithstanding that the Company may not hold legal title thereto;

(4) property located over, on or under property owned by other Persons, including governmental and municipal agencies, bodies or subdivisions, under permits, licenses, easements, franchises and other similar privileges, if the Company shall have the right to remove the same; and

(B) may include renewals, replacements and substitutions of Bondable Property; but

(C) shall not include:

(1) Excepted Property; or

(2) going concern value or goodwill.

(ii) The “amount” of any Bondable Property means the lesser of the Cost or Fair Value of Bondable Property certified to the Trustee in an Engineer’s Certificate (or if such Fair Value shall not be required to be evidenced to the Trustee, the Cost thereof) minus, in the case of Bondable Property which is (A) owned by the Company subject to a Prior Lien at the date of this Indenture, or (B) acquired by the Company after the date of this Indenture, subject to a Prior Lien (other than a Prior Lien to which such Bondable Property becomes subject, solely as a result of such acquisition, pursuant to an after-acquired property clause of such Prior Lien), 10/7 (ten sevenths) of the aggregate principal amount of the related Prior Lien Debt.

(iii) When any Bondable Property is certified to the Trustee in any Engineer’s Certificate delivered with an application, and as a basis, for the authentication and delivery of Bonds, the release of Mortgaged Property or the withdrawal of cash (except in the cases of the release of Mortgaged Property, the withdrawal of cash representing the proceeds of insurance or the payment of or on account of obligations secured by purchase money mortgages, in each case on the basis of Bondable Property acquired or constructed within 90 days prior or subsequent to the date of the application for such release or the receipt by the Trustee of such cash),

(A) there shall be deducted from the Cost or Fair Value of such Bondable Property, as the case may be (as evidenced in such application), an amount equal to the sum of (x) the aggregate Cost of all Bondable Property retired on and after the date of this Indenture plus (y) the aggregate Cost of all Bondable Property acquired or constructed by the Company which is included in the Mortgaged Property after such date, and Bonded as the basis for the authentication of Bonds, the withdrawal of cash or the release of Mortgaged Property in accordance with the provisions hereof, and

(B) there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of

(1) all or any portion of (aa) the fair value to the Company in cash, as set forth in an Appraiser’s Certificate dated the date of such application, of the unpaid principal amount of any obligations (which are not in default) secured by purchase money mortgages and Governmental Obligations, plus (bb) any cash then held by the Collateral Trustee or the trustee or mortgagee under any Prior Lien, in either case representing the proceeds of insurance on, or of the release or other disposition of, Bondable Property retired; plus

(2) 10/7 (ten sevenths) of the principal amount of any Bonds, the right to the authentication and delivery of such Bonds under Article IV shall have been waived as a basis for the release of Bondable Property retired;

provided, however, that neither any reduction in the Cost or Fair Value of property recorded in an account of the Company nor the transfer of any amount from such an account to another such account shall be deemed to be Bondable Property retired.

(m) “Bonded” or “Bonding” as applied to Bonds or Bondable Property means that such Bonds or Bondable Property are within one or more of the following classes:

(i) (a) the aggregate amount of Bondable Property which has been used as a basis for the authentication and delivery of Bonds pursuant to Article III or the withdrawal of cash pursuant to Section 11.01 and (b) an aggregate amount of Bondable Property with a value equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of the outstanding Equal and Ratable Notes plus (y) the aggregate principal amount of outstanding Prior Lien Debt.

(ii) Bonds which have been used as a basis for the authentication and delivery of Bonds pursuant to Article IV or the withdrawal of cash pursuant to Section 11.01, and Bonds paid, purchased or redeemed with money used or applied by the Trustee pursuant to Section 11.01.

(iii) Bonds which have been used as a basis for a waiver by the Company, pursuant to Section 10.05, of its right to the authentication and delivery of Bonds pursuant to Article IV.

(iv) Bonds and Bondable Property which have been allocated or used as a basis for any credit or action or pursuant to any provision of, or retired through the operation of, any sinking, improvement, maintenance, replacement or analogous fund for any series of Bonds; provided, however, that any such Bonds or Bondable Property so allocated or used shall be reinstated as Unbonded when all of the Bonds of the series of Bonds in connection with such fund was established are Retired Bonds.

All Bondable Property which shall be retired, abandoned, destroyed, released or otherwise disposed of shall be deemed Bondable Property retired, but as in this Indenture provided may at any time thereafter again become Bondable Property.

(n) “Bondholder” means Registered Holder of a Bond.

(o) “Bonds” means bonds authenticated and delivered under this Indenture.

(p) “Business Day”, when used with respect to a Place of Payment or any other particular location specified in Bonds or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified in a Supplemental Indenture or Company Order.

(q) “Collateral Trust Agreement” means the Intercreditor and Collateral Trust Agreement, dated as of September 9, 2013, among the Trustee and the Collateral Trustee.

(r) “Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral trustee under the Collateral Trust Agreement.

(s) “Company” means MidAmerican Energy Company, an Iowa corporation, and its successors and assigns.

(t) “Company Order” means a written order, signed in the name of the Company by an Authorized Executive Officer and delivered to the Trustee pursuant to a Supplemental Indenture, for the authentication and delivery of Bonds of the series of Bonds created by such Supplemental Indenture pursuant to any procedures described therein, and (i) specifying in such Company Order certain terms of such Bonds to be authenticated and delivered, or the manner of the determination of such terms, which terms may include, but are not limited to, those set forth in Section 2.01(c) or (ii) confirming in such Company Order certain terms of such Bonds to be authenticated and delivered, which terms were given to the Trustee by any agent of the Company which has been designated as agent for such purpose in accordance with such Supplemental Indenture.

(u) “Cost” means, as to any property, the actual cost to the Company of such property including (i) cash or its equivalent paid for such property, including without limitation all costs and allowances for funds used during the construction thereof, and other deferred costs relating to such construction, but only to the extent permitted by Generally Accepted Accounting Principles or accounting orders from any governmental regulatory commission, (ii) the fair value to the Company in cash (as of the date of delivery) of any securities or other property delivered in connection with the acquisition of such property, (iii) the principal amount of any Prior Lien Debt secured by such property at the time of its acquisition unless such principal amount of Prior Lien Debt has previously been used in determining the Cost of other property subject to such Prior Lien, (iv) the principal amount of any other indebtedness incurred or assumed in connection with the acquisition of such property and (v) any other amounts which, in accordance with Generally Accepted Accounting Principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such property as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; the Cost of property acquired by the Company without consideration or by merger, consolidation or dissolution shall be deemed to be the Fair Value thereof at the date of its acquisition; provided, however, that in no event shall the Cost of any property be required to reflect any depreciation or amortization in respect of such property, or any adjustment to the amount or amounts at which such property is recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

(v) “Default” means any event specified in Section 12.02(a).

(w) “Depositary” means, with respect to the Bonds of any series issuable or issued in global form, a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated by the Company pursuant to Section 2.01 or Section 2.06 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Bonds of any such series shall mean the Depositary with respect to the Bonds of that series.

(x) “Discount Bond” means any Bond which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 12.04.

(y) “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts in the United States of America.

(z) “Eligible Obligations” means:

(i) with respect to Bonds denominated in Dollars, Governmental Obligations; or

(ii) with respect to Bonds denominated in a composite currency or in a currency other than Dollars, such other obligations or instruments as shall be specified with respect to such Bonds in a Supplemental Indenture or Company Order.

(aa) “Engineer” means a Person engaged in the engineering business, and who or which, unless required to be Independent, may be employed by or Affiliated with the Company, except that an Independent Engineer shall sign Engineer’s Certificates delivered in connection with the release of Mortgaged Property pursuant to Section 10.03, 10.04, 10.05, 10.06 or 10.07 if the Fair Value of the Mortgaged Property to be released and of all other Mortgaged Property released since the commencement of the then current calendar year, or the fair value to the Company of any purchase money obligations included in the consideration for such release and of all other securities made a basis of any authentication and delivery of Bonds, withdrawal of cash or release of Mortgaged Property or securities under this Indenture since the commencement of the then current calendar year, as set forth in Engineer’s Certificates required pursuant to Article X, is 10% or more of the aggregate principal amount of Bonds at the time Outstanding, unless the Fair Value of the Mortgaged Property to be released or the fair value to the Company of any purchase money obligations included in the consideration for such release and of all other securities made a basis of any authentication and delivery of Bonds, as set forth in such Engineer’s Certificate, is, in each case, less than $25,000 or less than 1% of the aggregate principal amount of Bonds at the time Outstanding.

(bb) “Engineer’s Certificate” means a certificate signed by an Engineer.

(cc) “Excepted Property” has the meaning assigned to such term in the Mortgage

(dd) “Equal and Ratable Notes” means the debt securities described on Schedule 1 hereto for so long as such debt securities are secured by the Lien of the Mortgage.

(ee) “Fair Value” when applied to any property means its fair value to the Company as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that the Fair Value of property shall be determined without deduction for any Prior Liens upon such property (except as otherwise contemplated by Section 10.06). Fair Value may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company; the “value” of any Mortgaged Property shall be the lesser of its Cost or Fair Value as evidenced by an Engineer’s Certificate.

(ff) “Generally Accepted Accounting Principles” means generally accepted accounting principles in use in the United States of America at the date of this Indenture, or, at the option of the Company, other generally accepted accounting principles which are in use in the United States of America at the time of their determination; in determining such generally accepted accounting principles, the Company may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority (i) having jurisdiction over the electric generating, transmission and distribution operations of the Company and/or (ii) if property which is an integral part of or used or to be used as an integral part of the gas distribution operations of the Company becomes Mortgaged Property, having jurisdiction over such gas distribution operations.

(gg) “Governmental Obligations” means securities which are (a) (i) direct obligations of the United States of America where the payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of interest on or principal of or other amount with respect to any such Governmental Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of interest on or principal of or other amount with respect to the Governmental Obligation evidenced by such depository receipt.

(hh) “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more Supplemental Indentures, including, for all purposes of this instrument and any such Supplemental Indenture, the provisions of the TIA that are deemed to be a part of and govern this Indenture and any such Supplemental Indenture, respectively; all references to “herein,” “hereof” and “hereunder” shall respectively mean in, of or under this Indenture.

(ii) “Independent” when used with respect to any specified Person means that such Person (i) is in fact independent, (ii) does not have any direct material financial interest in the Company or in any other obligor on the Bonds or in any Affiliate of the Company (other than Berkshire Hathaway Inc.) or any such other obligor and (iii) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

(jj) “Investment Securities” means any of the following obligations or securities on which none of the Company, MidAmerican Energy Holdings Company nor any other subsidiary of MidAmerican Energy Holdings Company thereof is the obligor: (i) Governmental Obligations; (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee or any Paying Agent) or savings and loan associations having outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (iii) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee or any Paying Agent) having outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States of America or the District of Columbia, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories (without regard to modifiers) by a nationally recognized statistical rating organization; (v) bonds or other obligations of any agency or instrumentality of the United States of America; (vi) corporate debt securities rated in any of the two (2) highest rating categories by a nationally recognized statistical rating organization (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for short term securities; (vii) repurchase agreements with respect to any of the foregoing obligations or securities with banking or financial institutions (which may include the Trustee or any Paying Agent) having outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (viii) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations that are bonds, notes, certificates of indebtedness, treasury bills or other securities now or hereafter issued, which are guaranteed as to principal and interest by the full faith and credit of the United States of America, which portfolio may include repurchase agreements which are fully collateralized by any of the foregoing obligations and (ix) any other obligations or securities which may be lawfully purchased by the Trustee in its capacity as such.

(kk) “Lien of the Mortgage” means the lien created by the Mortgage (including the lien on property acquired after the date of the execution of the Mortgage) and the lien created by any subsequent conveyance to the Collateral Trustee, whether made by the Company or any other Person, effectively constituting any property a part of the security held by the Collateral Trustee for the benefit of the Trustee and the holders of all Outstanding Bonds and, as applicable, the applicable trustee and holders of outstanding Equal and Ratable Notes.

(ll) “Mortgage” means the Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of September 9, 2013, made by the Company in favor of the Collateral Trustee, as originally executed and as it may from time to time be supplemented or amended by one or more Supplemental Mortgages, including, for all purposes of this instrument and any such Supplemental Mortgage.

(mm) “Mortgage Bond Documents” means the Bonds collectively with this Indenture.

(nn) “Mortgage Bond Obligations” means the obligations of the Company in respect of the due and punctual payment of the principal of, any premium on, any interest on (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), and any other amounts payable in respect of the Bonds (whether now existing or hereinafter issued) in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof).

(oo) “Mortgaged Property” means as of any particular time all of the property which at such time is subject, or is intended by the terms of the Mortgage or this Indenture to be subject, to the Lien of the Mortgage, however created.

(pp) “Officers’ Certificate” means a certificate signed by an Authorized Executive Officer of the Company and delivered to the Trustee.

(qq) “Opinion of Counsel” means a written opinion of counsel for the Company, who may be a counsel who is also an employee of the Company.

(rr) “Outstanding” means, as of any particular time with respect to Bonds, all Bonds which theretofore have been authenticated and delivered by the Trustee under this Indenture, except (i) Bonds theretofore paid, retired, redeemed, discharged or canceled, or Bonds for the purchase, payment or redemption of which money or Eligible Obligations in the necessary amount shall have been deposited with, or shall then be held by, the Trustee with irrevocable direction to apply such money or the proceeds of such Eligible Obligations to such purchase, payment or redemption, provided that, in the case of redemption, the notice required by Article IX shall have been given or provided for to the satisfaction of the Trustee, (ii) Bonds deposited with or held in pledge by the Trustee under this Indenture, including any Bonds so held under any sinking, improvement, maintenance, replacement or analogous fund, and (iii) Bonds paid or in exchange or substitution for and/or in lieu of which other Bonds have been authenticated and delivered, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Bonds are held by a bona fide purchaser or purchasers in whose hands such Bonds are valid obligations of the Company; provided, however, that for purposes of determining whether or not the holders of the requisite principal amount of the Bonds Outstanding under this Indenture, or the Outstanding Bonds of any series, have given any request, demand, authorization, direction, notice, consent, vote or waiver or taken any other action hereunder, or whether or not a quorum is present at a meeting of Bondholders,

(A) Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Bonds Outstanding under this Indenture, or all Outstanding Bonds of each such series, as the case may be) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Bonds which the Trustee knows to be so owned shall be so disregarded; provided, however, that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor;

(B) the principal amount of a Discount Bond that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration that the principal of such Discount Bond is due and payable immediately pursuant to Section 12.04; and

(C) the principal amount of any Bond which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount of such currency or composite currency evidenced by such Bond, in each such case certified to the Trustee in an Officers’ Certificate, based (A) on the average of the mean of the buying and selling spot rates quoted by three (3) banks which are members of the New York Clearing House Association (or its successor) selected by the Company in effect at 11:00 A.M. (New York time) in the City of New York on the fifth Business Day preceding the date of such calculation or (B) if on such fifth Business Day it shall not be possible or practical to obtain such quotations from such three (3) banks, on such other quotations or alternative methods of determination as shall be reasonably selected by an Authorized Executive Officer and which calculation of Dollar equivalents shall be certified to the Trustee in an Officers’ Certificate;

(ss) “Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any Bonds on behalf of the Company.

(tt) “Periodic Offering” means an offering of Bonds of a series from time to time, any or all of the specific terms of which Bonds, including but not limited to the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents at or about the time of the issuance of such Bonds in the manner specified in the Supplemental Indenture which creates and establishes such series of Bonds, and Company Orders pursuant to such Supplemental Indenture.

(uu) “Permissible Encumbrances” means as of any particular time any of the following:

(i) the Lien of the Mortgage and other liens in favor of the Collateral Trustee securing the Secured Obligations (as defined in the Collateral Trust Agreement) and subject to the Collateral Trust Agreement, and all liens and encumbrances junior thereto;

(ii) liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by the Company;

(iii) any right of any municipal or other governmental body or agency, by virtue of any franchise, grant, license, permit, contract or statute, to occupy, purchase or designate a purchaser of, or to order the sale of, any Mortgaged Property upon payment of reasonable compensation therefor, or to modify or terminate any franchise, grant, license, permit, contract or other right, or to regulate the property and business, of the Company;

(iv) liens and charges incidental to construction or current operations of the Company which are not delinquent or, whether or not delinquent, are being contested in good faith by the Company;

(v) easements, leases, rights of way, restrictions, exceptions or reservations, and zoning ordinances, regulations and restrictions, with respect to any property or rights of way of the Company, which do not, individually or in the aggregate, materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by the Company;

(vi) irregularities in or defects of title to any property or rights of way of the Company which do not materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by the Company;

(vii) liens securing obligations neither (A) assumed by the Company nor (B) on account of which it customarily pays interest, directly or indirectly, existing upon real property, or rights in or relating to real property acquired by the Company for rights of way for lines, pipes, structures and appurtenances thereto;

(viii) party-wall agreements and agreements for and obligations relating to the joint or common use of property owned solely by the Company or owned by the Company in common or jointly with one or more Persons;

(ix) liens securing indebtedness incurred by a Person, other than the Company, which indebtedness has been neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing on property which the Company owns jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would preclude the sale of such property by such other Person or the holder of such lien without the consent of the Company;

(x) any attachment, judgment and other similar lien arising in connection with court proceedings (A) in an amount not in excess of the greater of $100,000,000 or 5% of the principal amount of the Bonds Outstanding at the time such attachment, judgment or lien arises, or (B) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

(xi) the burdens of any law or governmental rule, regulation, order or permit requiring the Company to maintain certain facilities or to perform certain acts as a condition of its occupancy or use of, or interference with, any public or private lands or highways or any river, stream or other waters;

(xii) any duties or obligations of the Company to any federal, state or local or other governmental authority with respect to any franchise, grant, license, permit or contract which affects any Mortgaged Property;

(xiii) liens in favor of a government or governmental entity securing (A) payments pursuant to a statute (other than taxes and assessments), or (B) indebtedness incurred to finance all or part of the purchase price or Cost of construction of the property subject to such lien;

(xiv) any other liens or encumbrances of whatever nature or kind which, in the Opinion of Counsel, do not, individually or in the aggregate, materially impair the Lien of the Mortgage or the security afforded thereby for the benefit of the Bondholders;

(xv) any trustee’s lien hereunder or under the Collateral Trust Agreement;

(xvi) any Prior Lien if such Prior Lien shall not attach to any Mortgaged Property other than the Mortgaged Property that was or became subject to the Prior Lien at the time of acquisition by the Company of such Mortgaged Property, other than pursuant to an after-acquired property clause of such Prior Lien; but, if the Company, as successor corporation, shall have executed a Supplemental Indenture relating thereto in accordance with Article XIII, the extension of such Prior Lien to Mortgaged Property subsequently acquired by the Company shall be permitted notwithstanding the limitation expressed in this Section 1.03(uu)(xvi).

(xvii) liens existing at the date of this Indenture;

(xviii) leases existing at the date of this Indenture affecting properties owned by the Company at such date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(xix) liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings; and

(xx) Prepaid Liens.

For the purposes of this Indenture, no mortgage or other lien on any property of the Company shall be considered as a “mortgage,” “lien,” “charge” or “encumbrance” if money or

Governmental Obligations sufficient to pay or redeem the indebtedness secured by such mortgage or lien shall be held in trust for such purpose by the Trustee or by the trustee, mortgagee or other holder of such mortgage or lien; the sufficiency of such money or Governmental Obligations shall be evidenced to the Trustee by an Accountant’s Certificate.

(vv) “Person” means any individual, corporation, association, company, limited liability company, business trust, partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(ww) “Place of Payment” with respect to the Bonds of any series, means the place or places, specified in a Supplemental Indenture or Company Order, at which principal of, and premium, if any, and interest, if any, on the Bonds of such series are payable.

(xx) “Prepaid Lien” means any lien securing indebtedness for the payment, prepayment or redemption of which there have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

(yy) “Prior Lien” means any mortgage, lien, charge, encumbrance, security interest on or in, or pledge of, any Mortgaged Property existing both at and immediately prior to the time of the acquisition by the Company of such Mortgaged Property, or created as a purchase money mortgage on such Mortgaged Property at the time of its acquisition by the Company, in each case ranking prior to or on a parity with the Lien of the Mortgage.

(zz) “Prior Lien Debt” means indebtedness secured by a Prior Lien.

(aaa) “Registered Holder” means the Person or Persons in whose name or names the particular Registered Bond shall be registered in the Bond register required pursuant to Section 2.06.

(bbb) “Required Currency” means for any Bond the composite currency or currency, if other than Dollars, in which the principal of, premium, if any, or interest, if any, on such Bond is payable, provided, that, for purposes of calculations under this Indenture (including calculations of principal amount), any amounts denominated in a composite currency or in a currency other than Dollars shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based (A) on the average of the mean of the buying and selling spot rates quoted by three (3) banks which are members of the New York Clearing House Association (or its successor) selected by the Company in effect at 11:00 A.M. (New York time) in the City of New York on the fifth Business Day preceding the date of such calculation or (B) if on such fifth Business Day it shall not be possible or practical to obtain such quotations from such three (3) banks, on such other quotations or alternative methods of determination as shall be reasonably selected by an Authorized Executive Officer and which calculation of Dollar equivalents shall be certified to the Trustee in an Officers’ Certificate.

(ccc) “Requisite Secured Parties” has the meaning assigned thereto in the Collateral Trust Agreement.

(ddd) “Responsible Officer” when used with respect to the Trustee means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

(eee) “Retired Bonds” means as of any particular time Bonds theretofore but after the date of this Indenture, purchased, paid, retired, redeemed, canceled or otherwise discharged, or for the purchase, payment, retirement or redemption of which money or Eligible Obligations in the necessary amount shall have been deposited with, or shall then be held by, the Trustee with respect to Bonds with irrevocable direction to apply such money or the proceeds of such Eligible Obligations to such purchase, payment, retirement or redemption.

(fff) “Retired Equal and Ratable Notes” means as of any particular time Equal and Ratable Notes theretofore but after the date of this Indenture, purchased, paid, retired, redeemed, canceled or otherwise discharged, or for the purchase, payment, retirement or redemption of which money or other eligible property, to the extent permitted under the terms of the agreements governing such Equal and Ratable Notes, shall have been deposited with, or shall then be held by, the trustee therefor with respect to Equal and Ratable Notes with irrevocable direction to apply such money or the proceeds of such eligible property to such purchase, payment, retirement or redemption.

(ggg) “Supplemental Indenture” means an indenture supplementing or amending this Indenture and entered into between the Company and the Trustee in accordance with this Indenture.

(hhh) “Supplemental Mortgage” means a mortgage supplementing or amending the Mortgage, entered into by the Company in favor of the Collateral Trustee in accordance with this Indenture and the Collateral Trust Agreement.

(iii) “Triggering Event” has the meaning assigned thereto in the Collateral Trust Agreement.

(jjj) “Trust Estate” has the meaning assigned thereto in the Collateral Trust Agreement.

(kkk) “Trustee” means the Person named as the Trustee in the first paragraph of this Indenture and any successor thereto pursuant to Section 14.14.

(lll) “Unbonded” as applied to Bonds or Bondable Property means that such Bonds or Bondable Property are not Bonded.

Section 1.04. References. All references herein to the “security of this Indenture” shall be deemed to include also a reference to the Mortgage, which provides security for the Company’s obligations under this Indenture and any Bonds issued hereunder.

ARTICLE II

FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Section 2.01. Series and terms of Bonds. (a) At the option of the Company, Bonds may be issued under this Indenture in one or more series and in an unlimited amount.

(b) Each series of Bonds shall be created and established in a Supplemental Indenture which shall designate the title of such series of Bonds, any maximum aggregate principal amount of Bonds of such series which may be authenticated and delivered upon the original issuance or issuances of such Bonds, and the currency or currencies, including composite currencies, in which payment of the principal of, and premium, if any, and interest, if any, on such Bonds shall be payable if other than in Dollars;

(c) The Supplemental Indenture which creates and establishes a series of Bonds, or a Company Order, shall specify the form of Bonds of such series any and all of the terms of such Bonds or the method of determining such terms, which terms may include, but are not limited to:

(i) the principal amount of such Bonds to be authenticated and delivered upon their original issuance at any particular time;

(ii) the date on which such Bonds are to be issued, and the date from which interest, if any, will accrue on such Bonds;

(iii) the rate of interest, if any, which shall be borne by such Bonds, and if such interest rate is not a fixed rate, the formula for determining such interest rate from time to time;

(iv) the interest payment dates, if any, with respect to such Bonds;

(v) the record dates for the payment of interest on any interest payment dates with respect to such Bonds;

(vi) the date or dates on which the principal of and premium, if any, on such Bonds is payable;

(vii) the place or places where (A) the principal of, and premium, if any, and interest, if any, on such Bonds shall be payable, (B) such Bonds may be surrendered for registration of transfer, (C) such Bonds may be surrendered for exchange and (D) notices and demands to or upon the Company in respect of such Bonds and this Indenture may be served;

(viii) the means, which may include mail, for the payment of principal of, premium, if any, and interest, if any, on such Bonds;

(ix) the period or periods within which, the price or prices at which and the terms and conditions upon which such Bonds may be redeemed, in whole or in part, at the option of the Company;

(x) the obligation, if any, of the Company to redeem or purchase such Bonds pursuant to any sinking, improvement, maintenance, replacement or analogous fund or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(xi) if the principal of or premium, if any, or interest, if any, on such Bonds, are to be payable, at the election of the Company or a holder of such Bonds, in a coin or currency other than that in which such Bonds are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(xii) if the principal of or premium, if any, or interest, if any, on such Bonds is to be payable, or is to be payable at the election of the Company or a holder of such Bonds, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; provided, however, that for purposes of calculations under this Indenture any such election shall be disregarded;

(xiii) if the amount of payments of principal of or premium, if any, or interest, if any, on such Bonds may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined;

(xiv) if other than the principal amount of such Bonds, the portion of such principal amount of such Bonds which shall be payable upon a declaration that the principal of such Bonds is due and payable immediately pursuant to Section 12.04;

(xv) the terms, if any, pursuant to which such Bonds may be converted into or exchanged for shares of capital stock or other securities of the Company or of any other Person;

(xvi) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of such Bonds if they are denominated in a composite currency or in a currency other than Dollars;

(xvii) if a service charge will be made for the registration of transfer or exchange of such Bonds, the amount or terms thereof;

(xviii) if the Bonds of such series are to be issued in global form, (A) any limitations on the rights of the Bondholder or Bondholders of such Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, (B) any limitations on the rights of the Bondholder or Bondholders thereof to obtain certificates therefor in definitive form in lieu of global form, (iii) the Depositary for the Bonds of such series in global form and (iv) any other matters incidental to such Bonds.

(xix) any variation in the definition of Business Day with respect to such Bonds;

(xx) any addition to or change in events that constitute a Default which applies to any Bonds of the series;

(xxi) any addition to or change in the covenants set forth in Article VII which applies to any Bonds of the series;

(xxii) the form of such Bonds; and

(xxiii) any other terms of such Bonds not inconsistent with the provisions of this Indenture.

(d) The Bonds of any one (1) or more series may be expressed in one (1) or more foreign languages, if also expressed in the English language, and the English text shall govern the construction thereof and both or all texts shall constitute only a single obligation. The English text of Bonds and the authentication certificate of the Trustee shall be in the forms set forth in the Supplemental Indenture creating and establishing such series of Bonds or in a Company Order.

(e) With respect to Bonds of a series subject to a Periodic Offering, the Supplemental Indenture which creates and establishes such series or a Company Order may provide general terms or parameters for Bonds of such series and provide either that the specific terms of particular Bonds of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with specified procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing)

(f) The Bonds of each series shall be issuable in registered form without coupons. The definitive Bonds shall be produced in such manner as shall be determined by the Authorized Executive Officers executing such Bonds, as evidenced by their execution thereof.

Section 2.02. Kinds and denomination of Bonds. Any series of Bonds may be executed, authenticated and delivered originally in denominations of $1,000 or multiples of $1,000 or in such other denomination or denominations as may be specified in the Supplemental Indenture which creates and establishes such series, or a Company Order.

Section 2.03. Dates of and interest on Bonds. Unless otherwise specifically provided in the Supplemental Indenture which creates and establishes a series of Bonds or in a Company Order, each Bond shall be dated as of the date of its authentication; provided, however, that if any Bond shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any Bond or Bonds upon which interest is in Default, it shall be dated so that such Bond shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds in respect of which such Bond shall have been delivered, unless otherwise specifically provided in the Supplemental Indenture which creates and establishes the series of such Bonds or in a Company Order. Unless other provisions (including, but not limited to, provisions establishing record dates for the payment of interest) are specifically provided in the Supplemental Indenture which creates and establishes a series of Bonds or in a Company Order, (a) the Bonds of such series shall bear interest, if any, from the beginning of the interest period for such series during which such Bonds were authenticated, and (b) the first interest period for each series of Bonds shall begin on the date of their issuance.

Section 2.04. Legends on Bonds. Any Bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations thereunder, the rules or regulations of any securities exchange or clearing system, any contract to which the Company is a party concerning such Bond, or to conform to usage, and the Company may at any time by Company Order delivered to the Trustee amend the form of any legend to be used on Bonds then Outstanding so as to comply with any such law, rule or regulation or contract, or so as to conform to usage.

Section 2.05. Exchange of Bonds. Unless otherwise specifically provided in the Supplemental Indenture which creates and establishes a series of Bonds or in a Company Order, in all cases in which the privilege of exchanging Bonds exists and is exercised, the Bonds to be exchanged shall be surrendered at such place or places as shall be set forth in such Supplemental Indenture or Company Order, or designated by the Company for that purpose, and the Trustee shall authenticate and the Company shall deliver in exchange therefor the Bond or Bonds of like tenor which the Bondholder making the exchange shall be entitled to receive. All Bonds so surrendered and delivered for exchange shall be accompanied by a written instrument or instruments of transfer, if required by the Company, duly executed by the Registered Holder of such Bond or the duly authorized attorney of such Registered Holder, at the office or agency of the Company designated by it. All Bonds so surrendered and delivered for exchange shall be delivered to the Trustee for cancellation. Upon any transfer of Bonds permitted by Section 2.06, and upon any exchange of Bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge and in addition may charge a sum not exceeding a sum, if any, provided as a term of such series of Bonds for each Bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Bonds of any series during a period of fifteen (15) days immediately preceding any interest payment date of such series (unless such series has a record date for the payment of interest) or the date notice is to be given identifying the serial numbers of the Bonds of such series called for redemption or (b) any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

Section 2.06. Transfer and exchange of Bonds. (a) The Company shall keep, at such place or places as shall be designated by the Company for the purpose, a Bond register for the registration and transfer of Bonds, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable procedures as it may prescribe, any Bonds entitled to registration or transfer at such office. Upon the transfer of any Bond, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new Bond or new Bonds of the same series for a like principal amount. All Bonds so surrendered for transfer shall be delivered to the Trustee for cancellation.

(b) If at any time the Depositary for the Bonds of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Bonds of such series or if at any time the Depositary for the Bonds of a series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Bonds of such series. If a successor Depositary for the Bonds of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series, shall authenticate and deliver Bonds of such series in definitive form in an aggregate principal amount equal to the principal amount of the Bond or Bonds in global form representing such series in exchange for such Bond or Bonds in global form.

(c) The Company may at any time and in its sole discretion determine that the Bonds of any series issued in the form of one or more Bonds in global form shall no longer be represented by a Bond or Bonds in global form. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series, shall authenticate and deliver, Bonds of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Bond or Bonds in global form representing such series in exchange for such Bond or Bonds in global form.

(d) If (1) a Default has occurred and is continuing and (2) beneficial owners of interests representing a majority in aggregate principal amount of the Bonds of a series represented by a Bond or Bonds in global form advise the Trustee through the Depositary for such Bond or Bonds in global form in writing that the maintenance of a Depositary for such series is no longer in such beneficial owners’ best interests, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series, shall authenticate and deliver, Bonds of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Bond or Bonds in global form representing such series in exchange for such Bond or Bonds in global form.

Section 2.07. Execution of Bonds. All Bonds authenticated and delivered under this Indenture shall, from time to time, be executed on behalf of the Company by an Authorized Executive Officer, whose signature may be by facsimile, and attested by its Secretary or an

Assistant Secretary, whose signature may be by facsimile. In case any officer of the Company who has executed or attested any Bonds shall cease to be such officer before the Bonds so executed and/or attested shall have been actually authenticated and delivered by the Trustee or issued by the Company, such Bonds nevertheless may be authenticated, delivered and issued with the same force and effect as though the person or persons who executed or attested such Bonds had not ceased to be such officer or officers of the Company.

Section 2.08. Temporary Bonds. There may be authenticated and delivered and issued from time to time in lieu of (or in exchange for) any definitive Bond or Bonds of any series issued or issuable under this Indenture, one or more temporary Bonds substantially of the tenor of such definitive Bonds, and such temporary Bond or Bonds may be in such denomination or denominations as may be specified in the Supplemental Indenture which creates and establishes such series or in a Company Order. Until a definitive Bond or Bonds are delivered in exchange therefor, the holder of each such temporary Bond or Bonds shall be entitled to the Lien and benefit of this Indenture. Upon the exchange by the Company of definitive Bonds for temporary Bonds (which exchange the Company shall make as permitted by applicable law and on request of, and without charge to, the holder of temporary Bonds, when definitive Bonds are ready for delivery) such temporary Bond or Bonds shall be canceled by the Trustee. The holder of one or more temporary Bonds may surrender and exchange them for cancellation accompanied by a written instrument or instruments of transfer, if required by the Company, duly executed by the registered holder or by the duly authorized attorney of such holder, at the office or agency of the Company designated by it, and shall be entitled to receive a temporary Bond or Bonds of the same series of like aggregate principal amount of such other denominations as may be specified in the Supplemental Indenture which creates and establishes such series or in a Company Order.

Section 2.09. Replacement of stolen, lost, destroyed or mutilated Bonds. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Outstanding Bond, and of indemnity satisfactory to them, and upon payment, if the Company or the Trustee shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such Bond, if mutilated, the Company may execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and of the same series in lieu of such stolen, lost, destroyed or mutilated Bond, or if any such Bond shall have matured or be about to mature, then instead of issuing a substituted Bond, the Company may pay the same. Any indemnity bond shall name as obligees the Company, the Trustee, and if requested by the Company, any Paying Agent.

Section 2.10. Trustee’s certificate on Bonds. The Trustee’s certificate of authentication on all Bonds shall be in substantially the following form:

This is one of the Bonds of the series designated herein and referred to in the within-mentioned Indenture.

Dated:
, as Trustee

	By:		, as Trustee
Authorized Signatory

-or-

, as Trustee

	By:		, as Authentication Agent

	By:		,
Authorized Signatory

Section 2.11. Payment to be made in Required Currency. If the Company is obligated to pay the principal of, or premium, if any, or interest, if any, on any Bond in a Required Currency, such obligation shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee shall sell such other currency and purchase the Required Currency solely from the proceeds thereof in public or private sales and purchases in any commercially reasonable manner. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any deficiency or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor to any Person except to the Company in the case of the negligence or willful misconduct of the Trustee. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

Section 2.12. Cancellation of Bonds. All Bonds surrendered for payment, redemption, transfer or exchange, if surrendered to the Trustee, shall be promptly cancelled by it, and, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bond cancelled as provided in this Section 2.12, except as expressly provided in this Indenture. All cancelled Bonds shall be held by the Trustee and disposed of by it in accordance with its customary practices and the Trustee shall upon request deliver to the Company written notification of the disposal of cancelled Bonds.

ARTICLE III

ISSUANCE OF BONDS BASED ON BONDABLE PROPERTY

Section 3.01. Bonds issuable on basis of Bondable Property. The Trustee shall, from time to time, after receipt of (a) a written application of the Company to the Trustee signed by an Authorized Executive Officer and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, and (b) the Supplemental Indenture creating and establishing a series of Bonds, authenticate and deliver Bonds of such series, or any portion of such series, upon the basis of Bondable Property, but only in accordance with and subject to the conditions, provisions and limitations set forth in this Article III.

Section 3.02. No Bonds issuable on basis of Bonded Bondable Property. No Bonds shall be authenticated and delivered at any time under this Article III upon the basis of Bonded Bondable Property.

Section 3.03. Bonds issuable to specified percentage of Bondable Property. Bonds of any one or more series may be authenticated and delivered under this Article III in a principal amount not exceeding 70% of the amount of Unbonded Bondable Property existing at the time of such application as stated on the Engineer’s Certificate provided for in Section 3.04(c).

Section 3.04. Requirements for issuance. No Bonds shall be authenticated or delivered under this Article III by the Trustee upon the basis of Bondable Property until the Trustee shall have received:

(a) a Board resolution (i) authorizing the Supplemental Indenture creating and establishing the series of Bonds to be issued and (ii) authorizing the issuance of such Bonds;

(b) an Officers’ Certificate, dated the date of such application, stating that to the knowledge of the signers of such Officers’ Certificate none of the events which constitute or with notice or a lapse of time would constitute a Default is continuing and as to compliance with all conditions precedent to the execution and delivery by the Trustee of the Supplemental Indenture which creates and establishes such series of Bonds, and to the authentication and delivery of such Bonds by the Trustee;

(c) an Engineer’s Certificate, dated the date of such application, stating:

(i) the amount, as of a date not more than ninety (90) days prior to the date of such application, of Bondable Property made a basis for such application;

(ii) that all such Bondable Property is Bondable Property as defined in Section 1.03(l);

(iii) that all such Bondable Property is desirable for use or is used in the proper conduct of the business of the Company;

(iv) that such amount of Bondable Property is not then Bonded;

(v) that the amount of any cash forming all or part of the Cost of such Bondable Property was equal to or more than an amount stated in such Engineer’s Certificate;

(vi) a brief description, with respect to any such Bondable Property acquired, made or constructed in whole or in part through the delivery of securities, of the securities so delivered and stating the date of such delivery;

(vii) that the Cost of such Bondable Property is a specified amount and, except as to Bondable Property for which a statement is to be made in an Independent Engineer’s Certificate as provided in Section 3.04(d), that the Fair Value of such Bondable Property as of a date not more than ninety (90) days prior to the date of such application is a specified amount;

(viii) the amount required to be deducted in respect of Bondable Property under Section 1.03(l)(iii)(A) and the amount elected to be added under Section 1.03(l)(iii)(B);

(ix) what part, if any, of such Bondable Property includes property which within six (6) months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the Fair Value thereof as of a date not more than ninety (90) days prior to the date of such application is less than $25,000 and whether or not such Fair Value is less than 1% of the aggregate principal amount of the Bonds Outstanding at the date of such application; and

(x) that any property or rights of way included in such Bondable Property are not subject to any easements, rights of way, restrictions, exceptions or reservations or zoning ordinances, regulations or restrictions or irregularities in or defects of title which materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by the Company;

(d) in case any Bondable Property is shown by the Engineer’s Certificate provided for in Section 3.04(c) to include property which within six (6) months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof, as of a date not more than ninety (90) days prior to the date of such application, to be less than $25,000 or less than 1% of the aggregate principal amount of the Bonds Outstanding at the date of such application, an Independent Engineer’s Certificate stating as to such Bondable Property and (at the option of the Company) as to any other Bondable Property included in the Engineer’s Certificate provided for in Section 3.04(c), that the then aggregate Fair Value thereof, as of a date not more than ninety (90) days prior to the date of such application, in the opinion of the signer of such Engineer’s Certificate is a specified amount, and the Fair Value in the opinion of such signer of any Bondable Property so used or operated which has been subjected to the Lien of the Mortgage since the commencement of the calendar year which includes the date of such application, as a basis for the authentication and delivery of Bonds, and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;

(e) in case any Bondable Property is shown by the Engineer’s Certificate provided for in Section 3.04(c) to have been acquired, made or constructed in whole or in part through the delivery of securities, an Appraiser’s Certificate, dated the date of such application, stating the fair value to the Company, in the opinion of the signer of such Appraiser’s Certificate, in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such Bondable Property;

(f) an Opinion of Counsel, dated the date of such application, stating the opinion of such counsel:

(i) to the effect that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) the Mortgage is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such Opinion of Counsel, will be, a lien on the Bondable Property made the basis of such application, subject to no lien thereon prior or equal to the Lien of the Mortgage, except Permissible Encumbrances;

(ii) to the effect that the Company has corporate authority to operate the Bondable Property made the basis of such application; and

(iii) as to the general nature and extent of any Prior Liens existing upon any of such Bondable Property, and the principal amount of the then outstanding Prior Lien Debt secured thereby, if any;

(g) an Opinion of Counsel, dated the date of such application, stating the opinion of such counsel to the effect that:

(i) such issue of Bonds has been duly authorized by the Company;

(ii) the form and terms of such Bonds have been established in compliance with this Indenture;

(iii) the Company has duly authorized, executed and delivered the Supplemental Indenture which creates and establishes such series of Bonds, and such Supplemental Indenture and Bonds constitute valid and binding obligations of the Company subject to such exceptions as such counsel shall specify;

(iv) such issue of Bonds has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such Bonds, specifying any official orders or certificates, or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; and

(v) all conditions precedent to the execution and delivery by the Trustee of such Supplemental Indenture and the authentication and delivery by the Trustee of such Bonds have been complied with;

(h) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in Section 3.04(f);

(i) copies of the orders or certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 3.04(g); and

(j) a Company Order, which may be dated and delivered on, or dated and delivered on any date after, the date of such application, specifying or confirming the terms of such Bonds to be authenticated and delivered, or the manner of the determination of such terms, which terms may include those set forth in Section 2.01(c), to the extent that such terms are not specified in the Supplemental Indenture creating and establishing such series of Bonds; provided, that, no such Company Order is required to be delivered if all of the terms of such Bonds are specified in such Supplemental Indenture.

Section 3.05. Counsel may obtain additional facts; reliance on other documents. If, in connection with the Opinion of Counsel provided for in Section 3.04(f) or Section 3.04(g), counsel shall request that additional facts or matters be stated in the Engineer’s Certificate provided for in Section 3.04(c), then such Engineer’s Certificate may state all such additional facts or matters as such counsel may request. In addition, in giving the Opinion of Counsel provided for in Section 3.04(f)(i), counsel may rely upon (i) prior or concurrent opinions of other counsel, (ii) title insurance policies, title insurance commitments and reports, lien search certificates, certified abstracts of title and other similar evidences of the existence of liens on property and (iii) certificates of officers and other representatives of the Company and its Affiliates.

Section 3.06. Determination of Cost or Fair Value. The Cost or Fair Value of any Bondable Property and the fair value to the Company in cash of any securities or other property delivered in payment therefor or for the acquisition thereof and the amounts of any deductions and any additions made in respect of Bondable Property pursuant to Section 1.03(l)(ii) or Section 1.03(l)(iii) shall be determined for the purposes of this Article III by the certificates provided for in Section 3.04.

ARTICLE IV

ISSUANCE OF BONDS BASED ON RETIRED BONDS OR RETIRED EQUAL AND RATABLE NOTES

Section 4.01. Requirements for issuance. Subject to Section 4.02, the Trustee shall, from time to time, after receipt of (a) a written application of the Company to the Trustee signed by an Authorized Executive Officer and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, and (b) the Supplemental Indenture creating and establishing a series of Bonds, authenticate and deliver Bonds of such series, or any portion of such series, in a principal amount equal to and on the basis of the principal amount of any Retired Bonds or Retired Equal and Ratable Notes, but only after the Trustee shall have received:

(a) the Board resolution provided for in Section 3.04(a);

(b) the Officers’ Certificate provided for in Section 3.04(b);

(c) an Officers’ Certificate, dated the date of such application, stating that (i) Bonds theretofore authenticated and delivered under this Indenture of a specified principal amount (not less, or together with Retired Equal and Ratable Notes referred to in clause (ii) below not less, than the principal amount of Bonds for which such request for authentication and delivery is made under this Section 4.01) have become Retired Bonds or concurrently with the authentication and delivery of the Bonds for which such request is made, will become Retired Bonds and further stating that no part of such principal amount of Bonds has theretofore been Bonded and/or (ii) Equal and Ratable Notes of a specified principal amount (not less, or together with Retired Bonds referred to in clause (i) above not less, than the principal amount of Bonds for which such request for authentication and delivery is made under this Section 4.01) have become Retired Equal and Ratable Notes or concurrently with the authentication and delivery of the Bonds for which such request is made will become Retired Equal and Ratable Notes and further stating that no part of such principal amount of Equal and Ratable Notes has theretofore been Bonded;

(d) the Opinion of Counsel provided for in Section 3.04(g);

(e) copies of the orders or certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 3.04(g); and

(f) the Company Order, if required, provided for in Section 3.04(j).

Section 4.02. No Bonds issued on basis of Bonded Bonds. No Bonds shall be authenticated and delivered at any time under this Article IV upon the basis of Bonded Bonds.

ARTICLE V

ISSUANCE OF BONDS BASED ON DEPOSIT OF CASH WITH TRUSTEE

Section 5.01. Requirements for issuance. The Trustee shall, from time to time, after receipt of (a) a written application of the Company to the Trustee signed by an Authorized Executive Officer and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, and (b) the Supplemental Indenture creating and establishing a series of Bonds, authenticate and deliver Bonds of such series, or any portion of such series, upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the Bonds so requested to be authenticated and delivered, but only after the Trustee shall have received:

(a) the Board resolution provided for in Section 3.04(a);

(b) the Officers’ Certificate provided for in Section 3.04(b);

(c) the Opinion of Counsel provided for in Section 3.04(g);

(d) copies of the orders or certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 3.04(g); and

(e) the Company Order, if required, provided for in Section 3.04(j).

Section 5.02. Withdrawal of cash deposited under Section 5.01. All cash deposited with the Trustee under Section 5.01 shall be held and applied in accordance with Article XI.

ARTICLE VI

Section 6.01. [Reserved.].

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.01. Payment of principal and interest. The Company will duly and punctually pay the principal of, premium, if any, and interest, if any, on all Outstanding Bonds at the times and places and in the manner provided for in the Bonds and this Indenture.

Section 7.02. Possession, maintenance of Lien and right to mortgage. On the date of the execution of this Indenture the Company is lawfully seized and possessed of all the Mortgaged Property in existence on such date, free and clear of all liens other than Permissible Encumbrances; the Company will maintain and preserve the Lien of the Mortgage so long as any Bond is Outstanding, subject to its right to create Prior Liens which are Permissible Encumbrances; and the Company has good right and lawful authority to mortgage the Mortgaged Property, as provided in and by the Mortgage and this Indenture.

Section 7.03. Corporate existence. The Company will, subject to Article XIII, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, if and when any such renewals and extensions shall be necessary.

Section 7.04. Appointment of Trustee. Whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 14.14 appoint a Trustee so that there shall be at all times a Trustee which shall at all times be a bank or trust company having its principal office and place of business in the United States of America and a corporation or association organized and doing business under the laws of the United States of America or of any State or the District of Columbia, with a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) evidenced as provided in Section 14.01(a), and authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by Federal, State or District of Columbia authority.

Section 7.05. Recordation of Mortgage. The Company will cause the Mortgage and all Supplemental Mortgages or notices in respect thereof to be promptly recorded and filed and rerecorded and refiled in such manner and in such places as may be required by law in order fully to preserve and protect the security of the Bondholders and all rights of the Trustee, and will deliver to the Trustee:

(a) promptly after the execution and delivery of the Mortgage and of each Supplemental Mortgage, an Opinion of Counsel either stating that in the opinion of such counsel the Mortgage or such Supplemental Mortgage or notice in respect thereof has been properly recorded and filed, so as to make effective the Lien of the Mortgage intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make the Lien of the Mortgage effective. The requirements of this Section 7.05(a) shall be deemed satisfied if (i) such Opinion of Counsel states that the Mortgage or such Supplemental Mortgage or notice has been received for recording or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for recording or filing makes effective the Lien of the Mortgage intended to be created thereby, and (ii) such Opinion of Counsel is delivered to the Trustee within such time, following the date of the execution and delivery of the Mortgage or such Supplemental Mortgage, as shall be reasonably practicable having due regard to the number and distance of the jurisdictions in which the Mortgage or such Supplemental Mortgage is required to be recorded or filed; and

(b) on or before June 1 of each year, beginning with the year 2014, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this Section 7.05(b) or the first Opinion of Counsel furnished pursuant to Section 7.05(a), with respect to the recording, filing, rerecording and refiling of the Mortgage and of each Supplemental Mortgage, and each notice with respect thereto as is necessary to maintain the Lien of the Mortgage, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

Section 7.06. Paying Agents. (a) If the Company shall appoint one or more Paying Agents other than the Trustee, the Company will cause each such Paying Agent to (i) execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to this Section 7.06, that such Paying Agent shall hold in trust for the benefit of the Bondholders or the Trustee all sums held by such Paying Agent for the payment of the principal of, premium, if any, and interest on the Bonds; and (ii) that such Paying Agent shall give to the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of, premium, if any, or interest on the Bonds, and of any default by the Company in the making of any such payment; such Paying Agent shall not be obligated to segregate such sums from other funds of such Paying Agent except to the extent required by law or unless otherwise directed by the Company.

(b) If the Company acts as its own Paying Agent, the Company will, on or before each installment of principal of, premium, if any, or interest on the Bonds is required to be paid, set aside and segregate and hold in trust for the benefit of the Bondholders or the Trustee a sum sufficient to pay such principal, premium, if any, or interest on the Bonds and will notify the Trustee of such action, or of any failure to take such action.

(c) Anything in this Section 7.06 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent as required by this Section 7.06, such sums to be held by the Trustee upon the trusts contained in this Indenture.

(d) Anything in this Section 7.06 to the contrary notwithstanding, the holding of sums in trust as provided in this Section 7.06 is subject to Section 18.02.

Section 7.07. Payment of Taxes. The Company will pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, any income from the Mortgaged Property, or the interest of the Collateral Trustee in the Mortgaged Property, before the same shall result in the attachment of a lien on the Mortgaged Property and will use its best efforts duly to observe and conform to all valid requirements of any governmental authority relative to any Mortgaged Property, and all covenants, terms and conditions upon or under which any Mortgaged Property is held; provided, however, that nothing in this Section 7.07 shall require the Company to use its best efforts to observe or conform to any requirement of any governmental authority or to cause to be paid or discharged, or to make provisions for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal or administrative proceedings.

Section 7.08. Instruments of further assurance. The Company will execute and deliver such Supplemental Indentures or Supplemental Mortgages and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture and the Mortgage and to make subject to the Lien of the Mortgage any property (other than Excepted Property) hereafter acquired and intended or required to be so subject.

Section 7.09. Books of record and account. The Company will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Bonds and the business, properties and affairs of the Company in accordance with Generally Accepted Accounting Principles.

Section 7.10. Maintenance of Mortgaged Property. The Company will cause the Mortgaged Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on by the Company with the Mortgaged Property may be properly conducted at all times; provided, however, that nothing in this Section 7.10 shall prevent the Company from discontinuing the operation and maintenance of any Mortgaged Property if, in the judgment of the Company, such discontinuance is desirable in the conduct of its business, and, in the judgment of the Company, is not in any material respect adverse to the interests of the Bondholders.

Section 7.11. Insurance. (a) The Company will keep or cause to be kept all the Mortgaged Property insured with reasonable deductibles and retentions against loss by fire to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, by insurance companies which the Company believes to be reputable; or the Company will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection or, alone or in conjunction with any other Person or Persons, create an insurance fund to protect the Mortgaged Property against loss by fire.

(b) Proceeds of any insurance or alternative method or plan of protection of the Company against losses of the kind specified in Section 7.11(a) shall, at the request of the Company, be paid to the Company or, if received by or held by the Collateral Trustee, then the Trustee shall instruct the Collateral Trustee to remit such proceeds to the Company, and the

Company shall be under no obligation to use such proceeds to rebuild or repair damaged or destroyed Mortgaged Property to the extent that the Fair Value of all of the Mortgaged Property after the damage or destruction of Mortgaged Property with respect to which such proceeds are payable equals or exceeds an amount equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt, as evidenced by, and within ten (10) days after receipt by the Trustee of:

(i) an Engineer’s Certificate stating that the Fair Value of the Mortgaged Property remaining after such damage or destruction of Mortgaged Property is a specified amount;

(ii) an Accountant’s Certificate stating that the Fair Value of all of the Mortgaged Property, as certified in the Engineer’s Certificate provided for in Section 7.11(b)(i) equals or exceeds an amount equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of the outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of the outstanding Prior Lien Debt; and

(iii) an Officers’ Certificate and Opinion of Counsel pursuant to Section 21.01(b).

(c) To the extent that the Fair Value of all of the Mortgaged Property after such damage or destruction of Mortgaged Property does not equal or exceed an amount equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of the outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of the outstanding Prior Lien Debt, as evidenced by an Engineer’s Certificate and an Accountant’s Certificate similar to those described in Section 7.11(b)(i) and (ii), (i) the proceeds of such insurance paid with respect to any such loss shall be paid to the Collateral Trustee, as the interest of the Collateral Trustee may appear, or to the trustee or other mortgagee under any Prior Lien upon the Mortgaged Property so destroyed or damaged, if the terms of such Prior Lien require such proceeds so to be paid; or (ii) if the Company shall adopt such other method or plan, it will pay or cause to be paid to the Collateral Trustee on account of any loss sustained because of the destruction or damage of any Mortgaged Property by fire, an amount of cash equal to such loss less any amount otherwise paid with respect to such loss to the Collateral Trustee, or to the trustee or other mortgagee under any such Prior Lien upon the Mortgaged Property so destroyed or damaged, if the terms of such Prior Lien require payments for such loss so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture, the Mortgage and the Collateral Trust Agreement be deemed to be proceeds of insurance.

(d) The Trustee shall direct the Collateral Trustee to hold, subject to Section 7.11(b) and to the requirements of any Prior Lien, all moneys paid to the Collateral Trustee by the Company or received by the Collateral Trustee as proceeds of any insurance and, subject to such requirements, the Trustee shall, at the request of the Company, direct the Collateral Trustee to pay such moneys to the Company to reimburse the Company for an equal amount spent for the purchase or other acquisition of property which becomes Mortgaged Property at the time of such purchase or acquisition, or in the rebuilding or renewal of the Mortgaged Property destroyed or damaged, upon receipt by the Trustee of (i) an Officers’ Certificate requesting such reimbursement, (ii) an Accountant’s Certificate stating the amounts so spent and the Cost of any Mortgaged Property so purchased or acquired, (iii) an Engineer’s Certificate stating the nature of such rebuilding or renewal and the Fair Value of the Mortgaged Property so rebuilt or renewed, (iv) an Opinion of Counsel to the effect that the Mortgaged Property so purchased, rebuilt or renewed is subject to the Lien of the Mortgage to the same extent as was the Mortgaged Property so destroyed or damaged, and (v) an Officers’ Certificate and Opinion of Counsel pursuant to Section 21.01(b).

(e) Any moneys not applied in accordance with Section 7.11(d) within eighteen (18) months after the receipt of such moneys by the Collateral Trustee, or in respect of which notice in writing of the intention of the Company to apply such moneys to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall be held and applied in accordance with Article XI.

(f) There shall be delivered to the Trustee, on or before June 1 of each year, a detailed statement, signed by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, of any fire insurance policies then outstanding and in force upon any Mortgaged Property, including the names of the insurance companies which have issued such policies and the policy amounts and expiration dates thereof, together with a detailed statement, signed by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, of any alternative method or plan of protection. Any such detailed statement shall be sufficient if it refers to the most recent prior statement delivered pursuant to this Section 7.11(f) and describes in detail the changes, if any, that have occurred since the date of such prior statement.

Section 7.12. Issuance of Additional Equal and Ratable Notes. So long as any Bonds are Outstanding, the Company will not issue any debt securities, other than additional Bonds, which are required by their terms to be equally and ratably secured with the Bonds, except to replace any mutilated, lost, destroyed or stolen Equal and Ratable Notes or to effect exchanges and transfers of Equal and Ratable Notes.

Section 7.13. Annual Officer’s Certificate as to Compliance. Not later than June 1 in each year, commencing June 1, 2014, the Company shall deliver to the Trustee an Officer’s Certificate which need not comply with the requirements of Section 21.01, executed by its principal executive officer, principal financial officer or principal accounting officer, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

ARTICLE VIII

COLLATERAL

Section 8.01. Collateral Trust Agreement. (a) Each Bondholder, by accepting a Bond, (i) agrees that the Lien of the Mortgage on the Mortgaged Property is subject to the terms of the Collateral Trust Agreement and equally and ratably secures the Secured Obligations (as defined therein) and hereby authorizes and directs the Trustee to enter into the Collateral Trust Agreement as such Bondholder’s authorized representative thereunder, and further agrees that such Bondholder is bound by the provisions of the Collateral Trust Agreement applicable to such Bondholder in its capacity as such to the same extent as if such Bondholder were a party thereto.

(b) Each Bondholder, by accepting a Bond, will be deemed (i) to have irrevocably authorized the appointment of the Collateral Trustee pursuant to the terms of the Collateral Trust Agreement, to act as its agent under the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages, and (ii) to have irrevocably authorized the Collateral Trustee to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages, together with any other rights, powers and discretions as are reasonably incidental thereto.

Section 8.02. Relative rights. The Collateral Trust Agreement and Mortgage define the relative rights, as lienholders, of the Bondholders and the holders of Equal and Ratable Notes with respect to the Mortgaged Property. Nothing in this Indenture, the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage will:

(a) impair, as between the Company and Bondholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on any Bonds in accordance with their terms or to perform any other obligation of the Company under this Indenture, the Bonds, the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage;

(b) restrict the right of any Bondholder to sue for payments that are then due and owing, in a manner not inconsistent with the express provisions of the Indenture, the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage; or

(c) prevent the Trustee or (to the extent permitted by the Indenture) any Bondholder from exercising against the Company any of its other available remedies upon a Default (other than its rights as a secured party, which are subject to the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages).

Section 8.03. Mortgage documents. (a) The payment of the principal of, premium, if any, and interest, if any, on all Bonds issued and Outstanding under this Indenture when payable in accordance with the provisions thereof and hereof are secured as provided in the Collateral Trust Agreement and the Mortgage and will be secured by the Mortgage hereafter delivered as required or permitted by this Indenture.

(b) The Company will deliver to the Trustee true and complete copies of all documents delivered to the Collateral Trustee pursuant to the Collateral Trust Agreement, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Trust Agreement, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Mortgaged Property contemplated hereby, by the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage, or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Bonds secured hereby, according to the intent and purposes herein expressed.

(c) The Company shall take all such further actions necessary to maintain (at the sole cost and expense of the Company) the security interests created by the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages in the Mortgaged Property as perfected security interests to the extent perfection is required by the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgages, subject to Permissible Encumbrances.

Section 8.04. Trustee and Collateral Trustee. (a) The Bondholders, by accepting a Bond, acknowledge that the Collateral Trustee shall have all the rights and protections provided in the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgage.

(b) Except as required or permitted by the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages, the Bondholders, by accepting a Bond, acknowledge that the Collateral Trustee will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person, except in accordance with the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages;

(ii) to foreclose upon or otherwise enforce any Lien of the Mortgage on the Mortgaged Property; or

(iii) to take any other action whatsoever with regard to the Lien of the Mortgage on the Mortgaged Property or the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgages.

Section 8.05. Authorization of actions to be taken. (a) Each Bondholder, by accepting a Bond, (i) consents and agrees to the terms of each of the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgage, as originally in effect and as amended, supplemented or replaced from time to time, each in accordance with its respective terms and the terms of this Indenture, (ii) authorizes and directs the Trustee and the Collateral Trustee to enter into the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgage to which each may be a party, and (iii) authorizes and empowers the Trustee and the Collateral Trustee to bind the Bondholders as set forth in the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage to which the Trustee or the Collateral Trustee is a party, and to perform its obligations and exercise its rights and powers thereunder.

(b) Each Bondholder, by accepting a Bond, authorizes and directs the Trustee and the Collateral Trustee to enter into one or more amendments to the Collateral Trust Agreement or enter into any additional collateral trust or intercreditor agreement or any Supplemental Mortgage in accordance with the provisions of this Indenture, the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages.

(c) At the written direction of the Company and without the consent of the Bondholders, the Trustee and the Collateral Trustee shall (so long as not prohibited by this Indenture) from time to time enter into one or more amendments to the Collateral Trust Agreement or any additional intercreditor agreement or deed to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) add guarantors or other parties so long as such addition will not materially impair the security of this Indenture or materially adversely affect the Outstanding Bonds thereto, (iii) further secure the Bonds (including any additional Bonds issued under this Indenture) and, as applicable, the Equal and Ratable Notes, (iv) provide more fully or clearly for the equal and ratable sharing of the Lien of the Mortgage in accordance with the intent set forth in Section 7.01 of the Collateral Trust Agreement, (v) remove any series of the Equal and Ratable Notes from the equal and ratable sharing in the Lien of the Mortgage, in whole or in part, to the extent such sharing is no longer required under the terms of the 2002 Notes Indenture or 2006 Notes Indenture, as applicable, for such series of Notes, (vi) otherwise remove, lessen or release any Lien or rights provided for the benefit of the Equal and Ratable Notes (or any portion thereof) to the extent the Company determines that such Lien or rights are not required to be granted for the benefit of the Equal and Ratable Notes (or such portion thereof) or (vii) make any other such change thereto which will not materially impair the security of this Indenture or materially adversely affect the Outstanding Bonds. The Company shall not, except as provided in Section 15.01, otherwise direct the Trustee or the Collateral Trustee to enter into any amendment to the Collateral Trust Agreement or, if applicable, any additional intercreditor agreement or deed, without the consent of the holders of a majority in principal amount of the Outstanding Bonds.

(d) Each Bondholder, by accepting a Bond, shall be deemed to have (i) appointed and authorized the Trustee to give effect to such provisions in Section 8.05(c); (ii) authorized the Trustee to become a party to any future collateral trust or intercreditor arrangements described in Section 8.05(b); (iii) agreed to be bound by such provisions in Section 8.05(b) and the provisions of any future intercreditor arrangements described in Section 8.05(b); and (iv) irrevocably appointed the Trustee to act on its behalf to enter into and comply with such provisions in Section 8.05(b) and the provisions of any future intercreditor arrangements in Section 8.05(b).

(e) Each of the Trustee and the Collateral Trustee is authorized and empowered to receive for the benefit of the Bondholders any funds collected by or distributed to the Collateral Trustee under the Collateral Trust Agreement and, subject to the terms of the Collateral Trust Agreement, to make further distributions of such funds to the Bondholders according to the provisions of this Indenture.

(f) Subject to the provisions of Section 12.06, Section 14.01, Section 14.02 and the Collateral Trust Agreement, the Trustee may, and upon the written direction of the Bondholders holding a majority of the aggregate outstanding principal amount of the Bonds shall, on behalf of the Bondholders, direct the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce the Lien of the Mortgage on the Mortgaged Property; or

(ii) enforce any of the terms of the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage.

Section 8.06. Collateral Trustee as Third Party Beneficiary. Sections 7.10 and 7.11 and Article VIII are intended for the benefit of, and shall be enforceable as a third party beneficiary by, the Collateral Trustee as a holder of Lien of the Mortgage on the Mortgaged Property.

ARTICLE IX

REDEMPTION OF BONDS

Section 9.01. Certain Bonds redeemable. Any Outstanding Bonds which are, by their terms, redeemable before maturity, at the option of the Company or pursuant to the requirements of this Indenture, may be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with this Article IX.

Section 9.02. General provisions and mechanics of redemption. (a) If less than all of the Outstanding Bonds of any series are to be redeemed, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee from the Outstanding Bonds of such series which have not previously been called for redemption by lot or such other method as the Trustee shall deem appropriate, but special provisions for the selection of the particular Bonds to be redeemed within a particular series may be provided by the Supplemental Indenture which creates and establishes such series or a Company Order.

(b) Unless otherwise provided in a Supplemental Indenture, notice of the intention of the Company to redeem any Bonds shall be mailed to the holders of such Bonds not less than thirty (30) nor more than sixty (60) days before the date fixed for such redemption, at the last address appearing for each of such holders in the Bond register maintained pursuant to Section 2.06. If less than all Bonds of any particular series are to be redeemed and unless otherwise provided in the Supplemental Indenture which creates and establishes a particular series of Bonds or in a Company Order, the numbers of particular Bonds to be redeemed shall be stated in such notice and may be stated: (i) individually; (ii) in groups from one number to another number, both inclusive, except such as shall have been previously called for redemption or otherwise retired; or (iii) in any other way satisfactory to the Trustee.

(c) If at the time of mailing of any notice of redemption the Company shall not have irrevocably directed the Trustee to apply from moneys and/or the proceeds of Eligible Obligations deposited with the Trustee or held by it and available to be used for the redemption of Bonds sufficient to redeem all the Bonds called for redemption, such notice may state that it is subject to the receipt of such moneys and/or the proceeds of Eligible Obligations by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys and/or proceeds of Eligible Obligations are so received on or before such date.

(d) Failure duly to give notice of the intention of the Company to redeem any Bond by mailing to the owner or holder of such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.

Section 9.03. Bonds due on redemption date. Mailing of the notice of redemption having been completed as provided in Section 9.02(b) or 9.02(c) and the Company having before the redemption date specified in such notice irrevocably directed the Trustee to apply from moneys and/or proceeds of Eligible Obligations deposited with the Trustee or held by it and available to be used for the redemption of Bonds, moneys and/or the proceeds from such Eligible Obligations in an amount sufficient to redeem all of the Bonds called for redemption, including accrued interest, the Bonds called for redemption shall become due and payable on such redemption date.

Section 9.04. Moneys for redemption held in trust. All moneys and/or Eligible Obligations held by the Trustee for the redemption of Bonds shall, subject to Section 18.02, be held in trust for the account of the holders of the Bonds so to be redeemed, and such moneys and/or the proceeds of such Eligible Obligations shall be paid to them respectively, upon presentation and surrender of such Bonds. On and after such date fixed for redemption, if moneys and/or proceeds of Eligible Obligations in the amount necessary for the redemption of the Bonds to be redeemed shall be held by the Trustee for that purpose, such Bonds shall cease to bear interest and shall cease to be entitled to the Lien of the Mortgage.

Section 9.05. Partial redemption of Bond. If any Bond shall be called for redemption in part only, the notice of such redemption shall specify the principal amount thereof to be redeemed, and such Bond shall be presented for cancellation at or after the date fixed for the redemption of such Bonds so called for redemption, and thereupon the payment with respect to such Bonds shall be made upon surrender of such Bonds, and a Bond or Bonds for the unpaid balance of the principal amount of the Bonds so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor to the holder thereof.

ARTICLE X

POSSESSION, USE AND RELEASE

OF THE MORTGAGED PROPERTY

Section 10.01. [Reserved.].

Section 10.02. Actions without consent of Trustee. The Company may at any time and from time to time, without any release or consent by the Trustee:

(a) sell or otherwise dispose of, free from the Lien of the Mortgage, or abandon or otherwise retire, any personalty or fixtures which are part of the Mortgaged Property and which, in the judgment of the Company, shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the Company’s electric generating, transmission and distribution operations or, if property which is an integral part of or used or to be used as an integral part of the gas distribution operations of the Company becomes Mortgaged Property, in the Company’s gas distribution operations;

(b) cancel or make changes in or alterations of or substitutions for any and all leases;

(c) alter, change the location of, add to, repair or replace any and all transmission and distribution lines, pipes, substations, machinery, fixtures or other equipment;

(d) cancel, make changes in or substitutions for or dispose of any and all rights of way (including easements and licenses);

(e) surrender or assent to the modification of any franchise (including in that term any ordinances, indeterminate permits, licenses or other operating rights, however denominated, granted by Federal, state, municipal or other governmental authority) under which the Company may be operating if, in the judgment of the Company, it is advisable to do so;

(f) abandon, or permit the abandonment of, the operation of any Mortgaged Property and surrender any franchise (including in that term any ordinances, indeterminate permits, licenses or other operating rights, however denominated, granted by Federal, state, municipal or other governmental authority) under which such Mortgaged Property is operated, if, in the judgment of the Company, the operation of such Mortgaged Property and such franchise is not, under the circumstances, necessary or important for the operation of the remaining Mortgaged Property, or whenever the Company deems such abandonment or surrender to be advisable for any reason; provided, however, that if the amount at which such Mortgaged Property and all other Mortgaged Property so abandoned or surrendered during the same calendar year was originally charged to the fixed property accounts of the Company is equal to 10% or more of the aggregate principal amount of Bonds Outstanding immediately prior to such abandonment or surrender, there shall be furnished to the Trustee an Independent Engineer’s Certificate to the effect that neither such Mortgaged Property nor such franchise is, under the circumstances, necessary or important for the operation of the remaining property of the Company or that such abandonment or surrender is advisable for some other specified reason, and in either case that such abandonment or surrender will not impair the security under this Indenture in contravention of the provisions hereof; and

(g) grant or convey rights of way and easements over or in respect of any real Mortgaged Property owned by the Company, provided that such grant or conveyance will not, in the judgment of the Company, impair the usefulness of such real Mortgaged Property in the Company’s electric generating, transmission and distribution operations or, if property which is an integral part of or used or to be used as an integral part of the gas distribution operations of the Company becomes Mortgaged Property, in the Company’s gas distribution operations.

Section 10.03. Release of Mortgaged Property if Bonding ratio test satisfied. Subject to Section 10.12, upon receipt of a written application of the Company to the Trustee signed by an Authorized Executive Officer, the Trustee shall direct the Collateral Trustee to execute and deliver to the Company the documents and instruments described in Section 10.03(a), releasing from the Lien of the Mortgage any Mortgaged Property if the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Mortgaged Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer’s Certificates delivered pursuant to Section 10.03(b) and Section 10.03(c) equals or exceeds an amount equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt at the date of such application as stated on the Accountant’s Certificate delivered pursuant to Section 10.03(d), upon receipt by the Trustee of:

(a) documents and instruments releasing without recourse the interest of the Collateral Trustee in the Mortgaged Property to be released, and describing in reasonable detail the Mortgaged Property to be released;

(b) an Engineer’s Certificate, dated the date of such application, stating (i) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such release, (ii) the Fair Value, in the opinion of the signer of such Engineer’s Certificate, of (A) all of the Mortgaged Property, and (B) the Mortgaged Property to be released, in each case as of a date not more than ninety (90) days prior to the date of such application, and (iii) that in the opinion of such signer, such application will not impair the security under this Indenture in contravention of the provisions hereof;

(c) in case any Bondable Property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer’s Certificate, dated the date of such application, as to the Fair Value, as of a date not more than ninety (90) days prior to the date of such application, of the Bondable Property being so acquired (and if within six (6) months prior to the date of acquisition by the Company of the Bondable Property being so acquired, such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value to the Company of such Bondable Property, as set forth in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer’s Certificate);

(d) an Accountant’s Certificate, dated the date of such application, stating the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt at the date of such application, and stating that the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Bondable Property to be acquired by the Company with proceeds of, or otherwise in connection with, such release) stated on the Engineer’s Certificates filed pursuant to Section 10.03(b) and Section 10.03(c) equals or exceeds an amount equal to 10/7 (ten sevenths) of such sum;

(e) an Officers’ Certificate, dated the date of such application, pursuant to Section 21.01(b) and stating that no event has occurred and is continuing that constitutes a Default; and

(f) an Opinion of Counsel, dated the date of such application, pursuant to Section 21.01(b).

Section 10.04. Release of limited amount of Mortgaged Property. If the Company is unable, or elects not, to obtain, in accordance with Section 10.03, the release from the Lien of the Mortgage of Mortgaged Property, subject to Section 10.12, upon receipt of a written application of the Company to the Trustee signed by an Authorized Executive Officer, the Trustee shall direct the Collateral Trustee to execute and deliver to the Company the documents and instruments described in Section 10.04(a) releasing from the Lien of the Mortgage any Mortgaged Property if the Fair Value thereof, as stated on the Engineer’s Certificate delivered pursuant to Section 10.04(b), is less than  1⁄2 of 1% of the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt at the date of such application, provided that the aggregate Fair Value of all Mortgaged Property released pursuant to this Section 10.04, as stated on all Engineer’s Certificates filed pursuant to this Section 10.04(b) in any period of twelve (12) consecutive calendar months which includes the date of such Engineer’s Certificate, shall not exceed 1% of the aggregate principal amount of Outstanding Bonds, outstanding Equal and Ratable Notes and outstanding Prior Lien Debt at the date of such application as stated on the Accountant’s Certificate delivered pursuant to Section 10.04(c), upon receipt by the Trustee of:

(a) documents and instruments releasing without recourse the interest of the Collateral Trustee in the Mortgaged Property to be released, and describing in reasonable detail the Mortgaged Property to be released;

(b) an Engineer’s Certificate, dated the date of such application, stating (i) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such release, (ii) the Fair Value, in the opinion of the signer of such Engineer’s Certificate, of such Mortgaged Property to be released as of a date not more than ninety (90) days prior to the date of such application, and (iii) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

(c) an Accountant’s Certificate, dated the date of such application, stating (i) the sum of (x) the aggregate principal amount of Outstanding Bonds plus the (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt at the date of such application, (ii) that  1⁄2 of 1% of such sum exceeds the Fair Value of the Mortgaged Property for which such release is applied for, and (iii) that 1% of such sum exceeds the aggregate Fair Value of all Mortgaged Property released from the Lien of the Mortgage pursuant to this Section 10.04, as shown by all Engineer’s Certificates filed pursuant to Section 10.04(b) in such period of twelve (12) consecutive calendar months;

(d) an Officers’ Certificate, dated the date of such application, pursuant to Section 21.01(b) and stating that no event has occurred and is continuing that constitutes a Default; and

(e) an Opinion of Counsel, dated the date of such application, pursuant to Section 21.01(b).

Section 10.05. Release of Mortgaged Property not subject to a Prior Lien. (a) If the Company is unable, or elects not, to obtain, in accordance with Section 10.03, the release from the Lien of the Mortgage of Mortgaged Property which is not subject to a Prior Lien, subject to Section 10.12 and on the basis of cash, Governmental Obligations, purchase money obligations, Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, or the waiver of the right to the authentication and delivery of Bonds as described in Section 10.05(a)(iii)(B), or a combination thereof, upon receipt of a written application of the Company to the Trustee signed by an Authorized Executive Officer, the Trustee shall direct the Collateral Trustee to execute and deliver to the Company the documents and instruments described in Section 10.05(a)(i) releasing such Mortgaged Property from the Lien of the Mortgage, upon receipt by the Trustee or Collateral Trustee, as applicable, of:

(i) documents and instruments releasing without recourse the interest of the Collateral Trustee in the Mortgaged Property to be released, describing in reasonable detail the Mortgaged Property to be released and stating the amount and character of the proceeds to be received by the Company therefor;

(ii) an Engineer’s Certificate, dated the date of such application, stating (A) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such release, (B) the Fair Value, in the opinion of the signer of such Engineer’s Certificate, of the Mortgaged Property to be released as of a date not more than ninety (90) days prior to the date of such application, (C) the fair value to the Company in cash, in the opinion of such signer (which opinion may be based on an Appraiser’s Certificate), of any Governmental Obligations and purchase money obligations included in the consideration for such release and (D) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

(iii) (A) an aggregate amount of Governmental Obligations and purchase money obligations having a fair value to the Company in cash as evidenced by an Appraiser’s Certificate, cash and evidence of the acquisition by the Company of Bondable Property with the proceeds of, or otherwise in connection with, such release (the amount of such Bondable Property shall be the Fair Value thereof as of a date not more than ninety (90) days prior to the date of such application, as evidenced to the Trustee by an Engineer’s Certificate dated the date of such application, and if within six months prior to the date of acquisition by the Company of the Bondable Property being so acquired such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value of such Bondable Property, as stated in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer’s Certificate), such that the sum of (x) 100% of the fair value of the cash and Governmental Obligations received plus (y) 70% of the fair value of such purchase money obligations received, plus (z) 70% of the Fair Value of such Bondable Property received equals or exceeds 70% of the Fair Value, as stated in the Engineer’s Certificate described in Section 10.05(a)(ii), of the Mortgaged Property to be released, or (B) an Officers’ Certificate, dated the date of such application, waiving the right of the Company to the authentication and delivery of an aggregate principal amount of Bonds up to the amount required by Section 10.05(a)(iii)(A), on the basis of Retired Bonds or Retired Equal and Ratable Notes under Article IV and stating the matters required to be stated in the Officers’ Certificates provided for in Section 3.04(b) and in Section 4.01(c), appropriately modified to reflect that the action being taken is the waiver of the right to, rather than a request for, the authentication and delivery of Bonds, or (C), a combination of the items specified in Section 10.05(a)(iii)(A) and (B);

(iv) in case any obligations secured by purchase money mortgage upon the Mortgaged Property to be released are included in the consideration for such release and are delivered to the Collateral Trustee in connection with such release, an Opinion of Counsel, dated the date of such application, stating that such obligations are valid obligations and that any purchase money mortgage securing such obligations is closed and is, or upon recording or filing in designated places will be, sufficient to afford a valid lien upon the Mortgaged Property to be released from the Lien of the Mortgage, subject to no lien prior thereto, except such liens, if any, as shall have existed thereon immediately prior to such release as Permissible Encumbrances;

(v) an Officers’ Certificate, dated the date of such application, pursuant to Section 21.01(b) and stating that no event has occurred and is continuing that constitutes a Default; and

(vi) an Opinion of Counsel, dated the date of such application, pursuant to Section 21.01(b).

(b) Any purchase money obligations received or to be received by the Collateral Trustee in consideration for the release of any Mortgaged Property from the Lien of the Mortgage by the Collateral Trustee upon the direction of the Trustee, and the purchase money mortgage securing such purchase money obligations shall be released by the Collateral Trustee from the Lien of the Mortgage and delivered or assigned to the Company, or as it shall request, upon payment by the Company to the Collateral Trustee of the unpaid principal of such purchase money mortgage and/or of the obligations thereby secured; the principal of any such purchase money obligations not so released shall be paid to or collected by the Collateral Trustee as and when such principal shall become payable, and the Collateral Trustee may take any action which in its judgment may be desirable or necessary to preserve the security of such purchase money mortgage.

(c) Any cash received by the Collateral Trustee pursuant to this Section 10.05 shall be held and applied in accordance with Article XI.

Section 10.06. Release of Mortgaged Property subject to a Prior Lien. (a) If the Company is unable, or elects not, to obtain, in accordance with Section 10.03, the release from the Lien of the Mortgage of Mortgaged Property which is subject to a Prior Lien, subject to Section 10.12, upon receipt of a written application of the Company to the Trustee signed by an Authorized Executive Officer, the Trustee shall direct the Collateral Trustee to execute and deliver to the Company the documents and instruments described in Section 10.06(a)(i) releasing such Mortgaged Property from the Lien of the Mortgage if there has been or is being substituted for such Mortgaged Property, by delivery to the Collateral Trustee (at least in proportion to the extent such Mortgaged Property has been Bonded) and to the trustee, mortgagee or other holder of such Prior Lien, an aggregate amount of Governmental Obligations or purchase money obligations having a fair value to the Company in cash as evidenced by an Appraiser’s Certificate, cash and evidence of Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, or the waiver of the right to the authentication and delivery of Bonds as described in Section 10.06(a)(v)(B), or a combination thereof, not less than the amount referred to in Section 10.06(a)(v)(A) below, upon receipt by the Trustee, the Collateral Trustee or the trustee, mortgagee or other holder of such Prior Lien (as applicable) of:

(i) documents and instruments releasing without recourse the interest of the Collateral Trustee in the Mortgaged Property to be released, describing in reasonable detail the Mortgaged Property to be released;

(ii) an Officers’ Certificate, dated the date of such application, describing in reasonable detail the Prior Lien to which such Mortgaged Property is subject, the amount of cash, Governmental Obligations, or purchase money obligations to be delivered to the trustee, mortgagee or other holder of such Prior Lien and/or to the Collateral Trustee, or both, and any Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, in each case in substitution for such Mortgaged Property, and stating the reason for such release;

(iii) an Opinion of Counsel, dated the date of such application, that the Mortgaged Property to be released from the Lien of the Mortgage is subject to the Prior Lien described in the foregoing Officers’ Certificate, and that, based upon documents received by such counsel, the Company appears to have complied with all the terms and conditions for such release under such Prior Lien;

(iv) an Engineer’s Certificate, dated the date of such application, stating (A) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such application, (B) the Fair Value, in the opinion of such signer, of the Mortgaged Property to be released as of a date not more than ninety (90) days prior to the date of such application, (C) the fair value to the Company in the opinion of such signer (which opinion may be based on an Appraiser’s Certificate), of any Governmental Obligations and purchase money obligations included in the consideration for such release and (D) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

(v) (A) an aggregate amount of Governmental Obligations and purchase money obligations having a fair value to the Company in cash as evidenced by an Appraiser’s Certificate, cash and evidence of the acquisition by the Company of Bondable Property with the proceeds of, or otherwise in connection with, such release (the amount of such Bondable Property shall be the Fair Value thereof as of a date not more than ninety (90) days prior to the date of such application, as evidenced to the Trustee by an Engineer’s Certificate dated the date of such application, and if within six (6) months prior to the date of acquisition by the Company of the Bondable Property being so acquired such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value of such Bondable Property, as stated in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer’s Certificate), such that the sum of (x) 100% of the fair value of the Governmental Obligations and the cash received plus (y) 70% of the fair value of such purchase money obligations received plus (z) 70% of the Fair Value of such

Bondable Property received equals or exceeds 70% of the Fair Value, as stated in the Engineer’s Certificate described in Section 10.06(a)(iv), of the Mortgaged Property to be released; or (B) an Officers’ Certificate, dated the date of such application, waiving the right of the Company to the authentication and delivery of an aggregate principal amount of Bonds up to the amount required by Section 10.06(a)(v)(A), on the basis of Retired Bonds or Retired Equal and Ratable Notes under Article IV and stating the matters required to be stated in the Officers’ Certificates provided for in Section 3.04(b) and in Section 4.01(c), in either case appropriately modified to reflect that the action being taken is the waiver of the right to, rather than a request for, the authentication and delivery of Bonds, or (C) a combination of the items specified in Section 10.06(a)(v)(A) and (B);

(vi) in case any obligations secured by purchase money mortgage upon the Mortgaged Property to be released are included in the consideration for such release and are delivered to the Collateral Trustee in connection with such application, an Opinion of Counsel, dated the date of such application, stating that such obligations are valid obligations and that any purchase money mortgage securing such obligations is closed and is, or upon recording or filing in designated places will be, sufficient to afford a valid lien upon the Mortgaged Property to be released from the Lien of the Mortgage, subject to no lien prior thereto, except such liens, if any, as shall have existed thereon immediately prior to such release as Permissible Encumbrances;

(vii) an Officers’ Certificate, dated the date of such application, pursuant to Section 21.01(b) and stating that no event has occurred and is continuing that constitutes a Default; and

(viii) an Opinion of Counsel, dated the date of such application, pursuant to Section 21.01(b).

(b) Any cash received by the Collateral Trustee pursuant to this Section 10.06 shall be held and applied in accordance with the Collateral Trust Agreement and Article XI.

Section 10.07. Eminent Domain. In case (a) any Mortgaged Property shall be taken by exercise of the power of eminent domain, or by similar right or power, or if any governmental authority shall exercise any right which it may now or hereafter have to purchase or designate a purchaser of, or order the sale of, all or any Mortgaged Property, or in case of any sale or conveyance of Mortgaged Property in lieu and in reasonable anticipation of any such event, and (b) the Company is unable, or elects not, to obtain, in accordance with Section 10.03, the release from the Lien of the Mortgage of such Mortgaged Property, all net proceeds of each such taking, purchase or sale or, in case of a sale or conveyance in anticipation thereof, an aggregate amount of Governmental Obligations or purchase money obligations having a fair value to the Company in cash as evidenced by an Appraiser’s Certificate, and cash, not less than the Fair Value, as of a date not more than ninety (90) days prior to the date of an application of the Company to the Trustee signed by an Authorized Executive Officer for the release of such Mortgaged Property from the Lien of the Mortgage (which application shall be accompanied by documents and instruments releasing without recourse the interest of the Collateral Trustee in the Mortgaged Property to be released, and describing in reasonable detail the Mortgaged Property to be released), as stated in an Engineer’s Certificate, dated the date of such application, of the

Mortgaged Property taken, purchased, sold or conveyed, together with all net sums payable for any damage to any Mortgaged Property by or in connection with any such taking, purchase, sale or conveyance, to the extent not deposited under a Prior Lien with the trustee, mortgagee or other holder of such Prior Lien, shall be deposited with the Collateral Trustee, to be held and applied in accordance with the Collateral Trust Agreement and Article XI; and upon receipt of such application the Trustee (subject to Section 10.12) shall direct the Collateral Trustee to execute and deliver to the Company the documents and instruments described in Section 10.07(b) releasing from the Lien of the Mortgage the Mortgaged Property so taken, purchased, sold or conveyed, upon receipt by the Trustee of:

(i) an Opinion of Counsel, dated the date of such application, to the effect that such Mortgaged Property has been lawfully taken, purchased, sold or conveyed as aforesaid; or

(ii) in case of any such sale or conveyance in anticipation of such taking, purchase or sale, (a) a Board resolution to the effect that such sale or conveyance was in lieu and in reasonable anticipation of such taking, purchase or sale; and (b) an Opinion of Counsel, dated the date of such application, pursuant to Section 21.01(b).

Section 10.08. Consideration for release of Mortgaged Property. (a) Any Governmental Obligations and purchase money obligations received or to be received by the Collateral Trustee pursuant to this Indenture or the Mortgage in consideration for the release of any Mortgaged Property from the Lien of the Mortgage by the Collateral Trustee at the direction of the Trustee, and the purchase money mortgage securing such purchase money obligations, shall be released by the Collateral Trustee at the direction of the Trustee from the Lien of the Mortgage and delivered or assigned, by the Collateral Trustee at the direction of the Trustee, to the Company, or as the Company shall request, upon payment by the Company to the Collateral Trustee of the unpaid principal of such Governmental Obligations or such purchase money mortgage and/or of the obligations thereby secured or at any time after the Collateral Trustee shall have received on account of the principal thereof an amount in cash equal to the aggregate principal amount of any such Governmental Obligations or such purchase money obligations to the extent made a basis of a credit in the application for the release from the Lien of the Mortgage of such Mortgaged Property.

(b) Any cash received by the Collateral Trustee pursuant to this Section 10.08 shall be held and applied in accordance with the Collateral Trust Agreement and Article XI.

Section 10.09. [Reserved.]

Section 10.10. Receiver, trustee, etc. In case a receiver or trustee of the Company, or of all or a substantial part of the Mortgaged Property or business of the Company, shall be lawfully appointed, all acts or requests which the Company may do or make under the foregoing provisions of this Article X may be done or made by such receiver or trustee. In case the Collateral Trustee shall be in possession of the Mortgaged Property, the Trustee in its absolute discretion, without any action or request by the Company or any receiver or trustee, and without thereby limiting any other right or power of the Trustee, may take any action (or direct the Collateral Trustee to take any action) authorized by this Indenture to be taken by the Company, by the Company and the Trustee or by the Trustee on the request of the Company notwithstanding the continuance of any Default.

Section 10.11. [Reserved.].

Section 10.12. Suspension of rights in case of Default. (a) At any time when a Default has occurred and is continuing, the Company shall not have the right to exercise any privilege or to take any action permitted by this Article X (except under Section 10.02) except to the extent that it shall have obtained the written consent of the Trustee; which consent the Trustee may, subject to Section 14.01 and Section 14.02, give or withhold in its discretion.

(b) For purposes of this Section 10.12, a Default shall be deemed to be continuing during the continuance of any of the events specified in Section 12.02 without giving effect to any requirement of notice or lapse of time.

ARTICLE XI

APPLICATION OF FUNDS HELD BY TRUSTEE

Section 11.01. Withdrawal or application of moneys held by Trustee. (a) Unless the Company is in default in the payment of any principal of or any interest on any Bonds then Outstanding or any Default shall be continuing, any cash received by the Trustee pursuant to Section 5.01 shall be held by the Trustee and such cash, and any other cash which, under any other provision of this Indenture (whether referred to as cash or moneys in any such provision), is required to be held and applied in accordance with the Collateral Trust Agreement, if applicable, and this Article XI, upon the written request of the Company signed by an Authorized Executive Officer:

(i) if received by or held by the Collateral Trustee in accordance with the terms of the Collateral Trust Agreement and permitted by the Collateral Trust Agreement to be transferred to the Trustee for application hereunder, may be directed by the Trustee to be transferred by the Collateral Trustee for application in accordance with this Article XI;

(ii) may be withdrawn from time to time by the Company (A) in the case of cash deposited with the Trustee pursuant to Section 5.01, to the extent of 70% of the lesser of the Cost or the Fair Value of Unbonded Bondable Property, and (B) in the case of cash received by the Trustee under any other provision of this Indenture, to the extent of 100% of the lesser of the Cost or Fair Value of Unbonded Bondable Property, in each case after making any deductions and additions in respect of Bondable Property pursuant to Section 1.03(l)(ii) or (iii);

(iii) may be withdrawn from time to time by the Company in an amount equal to the principal amount of Bonds which the Company shall have the right to have authenticated and delivered under Article IV;

(iv) may be applied by the Trustee to the payment at maturity of any Outstanding Bonds or to the redemption of any Outstanding Bonds which are, by their terms, redeemable, of such series as may be designated by the Company in such request; and/or

(v) may be used or applied to the purchase of Bonds; provided, however, that none of such cash shall be applied to the payment of more than the principal amount of any Bonds so purchased, except to the extent that the aggregate principal amount of all Bonds theretofore and then to be so purchased shall exceed the aggregate cost for principal of and interest, brokerage and premium, if any, on all Bonds theretofore and then to be so purchased.

(b) Such cash referred to in Section 11.01(a) shall, from time to time, be withdrawn, used or applied by the Trustee, as aforesaid, upon the request of the Company, and upon receipt by the Trustee of an Officers’ Certificate dated the date of such request stating that the Company is not in default in the payment of any principal of or interest on any Bonds then Outstanding and that no Default is continuing. To the extent such withdrawal of cash is based upon Unbonded Bondable Property as permitted by Section 11.01(a)(ii), the Company shall comply with all applicable provisions of Article III as if such Unbonded Bondable Property were made a basis for the authentication and delivery of Bonds thereon equivalent in principal amount to the amount of the cash to be withdrawn on such basis. To the extent such withdrawal of cash is based upon the right to the authentication and delivery of Bonds pursuant to Section 11.01(a)(iii), the Company shall comply with all applicable provisions of Article IV relating to such authentication and delivery as if new Bonds were being authenticated and delivered in principal amount equal to the amount of cash being withdrawn; recognizing that, in each such case, the action being taken is the withdrawal of cash rather than the authentication and delivery of Bonds.

(c) Any withdrawal of cash pursuant to Section 11.01(a)(ii) or Section 11.01(a)(iii) shall operate as a waiver by the Company of its right to the authentication and delivery of Bonds on the basis of which such cash was withdrawn, and such Bonds may not thereafter be authenticated and delivered hereunder on such basis, and the amount of any Bondable Property, Bonds or Prior Lien Debt which have been made the basis for such withdrawal shall be Bonded.

(d) The Trustee shall use reasonable efforts to collect the principal of and interest on any Governmental Obligations and purchase money obligations secured by a purchase money mortgage held by the Trustee as and when such principal and interest become payable. Unless the Company is in default in the payment of any principal of or interest on any Outstanding Bond or any Default shall be continuing, the interest on any such obligation received by the Trustee shall be paid over to the Company, and any payments received by the Trustee on account of the principal of any such obligation in excess (as evidenced by an Officers’ Certificate) of the amount of credit used by the Company in respect of such obligation upon the release of any Mortgaged Property from the Lien of the Mortgage shall also be paid to the Company.

(e) The Trustee shall have and may exercise all the rights and powers of an owner of obligations secured by purchase money mortgage held by the Trustee and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any provision thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold under this Indenture new obligations, stocks or other securities issued in exchange therefor under any such plan, and any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default has occurred and is continuing, in accordance with the written request of the Company, evidenced by an Officers’ Certificate, or, while a Default is continuing, in the discretion of the Trustee, provided that the Trustee shall have no obligation to exercise any such discretion unless it receives instructions satisfactory to it from the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds pursuant to Section 12.15(d).

Section 11.02. Moneys to be held in trust; investment thereof. (a) Subject to Section 18.02, all cash received by the Trustee shall, until withdrawn, used, invested or applied as provided in this Indenture, be held in trust uninvested, for the purposes for which such cash was received, but need not be segregated from other funds except as directed by the Company or as and to the extent required by law.

(b) After compliance with any applicable legal requirements, the Trustee may deposit all or any part of cash received by it as Trustee in certificates of deposit or demand accounts, to its credit as Trustee in its own banking department or, with the consent of the Company, in any bank or trust company having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000), evidenced in the manner described in Section 14.01; so long as no Default is continuing, the Trustee shall pay to the Company any interest earned on any such certificate or account.

(c) When so directed by an Officers’ Certificate, the Trustee shall invest all or any part of such cash received by it in any Investment Securities; and the Trustee, when so directed by an Officers’ Certificate, shall sell or repurchase all or any part of such Investment Securities. Such Investment Securities shall be held in trust for the account of the Bondholders by the Trustee (or, in the case of moneys delivered pursuant to Section 9.03, held in trust for the account of the holders of the Bonds to be redeemed); provided, however, that the proceeds of such Investment Securities representing interest shall be paid or credited to the Company and shall not constitute Mortgaged Property. If any such sale or any payment on the maturity of any such Investment Securities held by the Trustee, shall produce a net sum less than the cost (including accrued interest and investment expenses) of such Investment Securities sold or paid, the Company will promptly pay to the Trustee such amount of cash as will, with the net proceeds of such sale or such payment, equal the cost (including accrued interest and investment expenses) of such Investment Securities so sold or paid; and if any such sale or any payment at the maturity of any such Investment Securities held by the Trustee, shall produce a net sum greater than the cost (including accrued interest and investment expenses) of such Investment Securities so sold or paid the Trustee shall, if no Default is continuing, pay to the Company the amount of such excess. The Company will also pay to the Trustee all brokers’ fees and other expenses reasonably incurred by the Trustee in connection with its investment of such cash and the sale of such Investment Securities.

(d) The Trustee shall allow interest on any cash held by it under this Indenture and deposited by it in its banking department, at the current rate or rates, if any, from time to time paid by it on similar deposits of like size and nature over like periods of time, unless in a particular instance the Trustee and the Company shall otherwise agree. Interest so allowed and interest received by the Trustee from deposits in other banks and trust companies of cash which is a part of the Mortgaged Property made pursuant to Section 11.02(b), except as otherwise herein provided in respect of particular cash, shall, if no Default is continuing, be paid or credited to the Company by the Trustee.

(e) When so directed by an Officers’ Certificate, the Trustee shall establish one or more accounts for the deposit and/or investment of monies received by it, including a separate account from which all cash payable by the Trustee on behalf of the Company shall be paid and into which cash shall be deposited by the Company, or by the Trustee on behalf of the Company from other accounts or investments held or managed by the Trustee, as needed, so that such account shall be operated with a zero balance.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.01. When no entitlement to benefit of Indenture upon Default. If any claim for interest on any Bond is deposited with the Trustee or any Paying Agent, or if the payment date of such claim is extended, whether with or without the consent of the Company, the holder of such claim shall not be entitled, in case of Default, to the benefit or security of this Indenture, except after the prior payment in full of the principal of, and premium, if any, on all Outstanding Bonds and of all claims for interest for which such deposit has not been made, or such date extended. The holders of any claims for interest on any Bonds owned by the Company at or after the maturity of such claims shall not be entitled to the benefit or security of this Indenture; and the Company covenants that all such claims for interest so owned by the Company shall promptly be canceled.

Section 12.02. Events of Default; notice of Default; action by Trustee. (a) Each of the following events is a Default:

(i) default in the due and punctual payment of the principal of or premium, if any, on any Bond, when such principal or premium, if any, shall have become due and payable, whether at maturity, pursuant to any sinking, improvement, maintenance, replacement or analogous fund, or by declaration or otherwise, which default shall have continued for a period of more than three (3) Business Days;

(ii) default in the payment of any interest on any Bond, when and as the same shall have become due and payable, which default shall have continued for a period of ninety (90) days;

(iii) default in the payment of any Prior Lien Debt in one or more series, in each case in an aggregate principal amount of $100,000,000 or greater, outstanding, continued beyond the period of grace, if any, specified in the documents governing such Prior Lien Debt;

(iv) default in the due observance or performance of any other covenant or condition in this Indenture, including any Supplemental Indenture, which is required to be kept or performed by the Company, and which default shall have continued for the period of ninety (90) days after written notice thereof shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 33% of the aggregate principal amount of the Outstanding Bonds;

(v) by decree of a court of competent jurisdiction the Company is adjudicated a bankrupt or insolvent, or an order is made by such court for the winding up or liquidation of the affairs of the Company or approving a petition seeking reorganization or arrangement of the Company under the bankruptcy law or other law or statute of the United States of America or of any State, or, by order of such court, a trustee or liquidator or receiver is appointed for the Company or for the property of the Company, and such decree or order shall continue in effect for a period of ninety (90) days;

(vi) the Company files a petition for voluntary bankruptcy, or consents to the filing of any such petition, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or liquidator or receiver of the Company or of all or a substantial part of the Mortgaged Property, or files a petition or answer or consent seeking reorganization or arrangement under the bankruptcy law or other law or statute of the United States of America or of any State, or consents to the filing of any such petition, or files a petition to take advantage of any debtors’ act; or

(vii) the occurrence of a Triggering Event, to the extent not otherwise a Default pursuant to any above clause of this Section 12.02(a).

(b) The Trustee shall, within ninety (90) days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in TIA Section 313(c), notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section 12.02(b) being hereby defined to be the events specified in Section 12.02(a), not including any requirements of notice or lapse of time provided for therein); but in the case of defaults of the character specified in Sections 12.02(a)(iv), no such notice shall be given until at least sixty (60) days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Bonds or in the payment of any sinking, improvement, maintenance, replacement or analogous fund installment, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the Executive Committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders.

Section 12.03. Upon Default Trustee may instruct Collateral Trustee to sell Mortgaged Property. Subject to the provisions of Section 12.06, during the continuance of any Default, the Trustee, in its discretion from time to time (i) may direct the Collateral Trustee to sell, subject to Prior Liens, all or any part of the Mortgaged Property pursuant to and in the manner set forth in the Mortgage or exercise any other rights or remedies provided for under the Mortgage; or (ii) may proceed, and may instruct the Collateral Agent to proceed, to protect and to enforce the rights of the Trustee and of the Bondholders under this Indenture and the rights of the Collateral Trustee and the Bondholders under the Mortgage and the Collateral Trust Agreement, by suit or suits in equity or at law, whether for the specific performance of any covenant or agreement in this Indenture, the Mortgage or the Collateral Trust Agreement (as applicable) or in aid of the execution of any power granted by this Indenture, the Mortgage or the Collateral Trust Agreement or for the foreclosure of the Mortgage, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, may deem most effectual to protect and enforce any of its rights or exercise of any of its duties hereunder; provided, that the Trustee shall have no obligation to exercise any such discretion unless it receives instructions satisfactory to it from the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds pursuant to Section 12.15(d).

Section 12.04. Upon Default and request of holders of a majority of Bonds, Trustee must declare principal due; restoration of parties to former positions. During the continuance of any Default, the Trustee may, and upon the written request of the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds shall, by notice in writing delivered to the Company, declare the principal of all Bonds then Outstanding to be due and payable immediately, and upon any such declaration, the same shall be immediately due and payable. This provision, however, is subject to the condition that if at any time after the principal of such Bonds shall have been so declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the Collateral Trust Agreement, all arrears of interest upon all of such Bonds, with interest upon overdue installments of interest at the same rates respectively as were borne by the respective Bonds on which installments of interest were overdue, shall either be paid by or on behalf of the Company or be collected out of the Mortgaged Property, and all Defaults shall have been remedied, then the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, by written notice to the Company and to the Trustee, may rescind such declaration and its consequences and in such event the Trustee shall promptly direct the Collateral Trustee to discontinue its proceedings to enforce its rights under the Mortgage by foreclosure or otherwise; but no such rescission shall extend to or affect any subsequent Default, or impair any right consequent thereon.

Section 12.05. Duty of Trustee to act on request of holders of a majority of Bonds. Subject to the provisions of Section 12.06, upon the written direction of the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds pursuant to Section 12.15(d), during the continuance of any Default the Trustee shall take all action so directed to protect and enforce its rights and the rights of the Bondholders hereunder, under the Mortgage and under the Collateral Trust Agreement, or to take appropriate judicial proceedings by action, suit or otherwise; but anything in this Indenture (other than Section 12.06) to the contrary notwithstanding, the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, from time to time shall pursuant to Section 12.15(d) have the right to direct and control the actions of the Trustee under this Article XII and the Trustee, subject to Section 14.01 and Section 14.02, shall have no obligation to take any action under this Article XII (including directing the time, method and place of conducting any proceeding or exercising any remedy available to the Trustee, including to cause the giving of instructions to the Collateral Trustee to exercise any remedy available to the Collateral Trustee) unless so directed; provided, that the Trustee shall not be obligated to follow any such direction which would conflict with any law or this Indenture, which would be unjustly prejudicial to Bondholders not joining in such direction or which would be likely to cause the Trustee to incur any liability or expense not indemnified against to its satisfaction, but the Trustee need not make any determination as to such conflict, prejudice, liability or expense, and may take any other action not inconsistent with such direction.

Section 12.06. Right of Requisite Secured Parties. It is acknowledged that, notwithstanding any contrary provision in this Indenture, pursuant to Section 2.03(b) of the Collateral Trust Agreement, following the occurrence of a Triggering Event, the Requisite Secured Parties will have the right at any time to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the Shared Collateral, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate (including the making of any determinations to be made by the Collateral Trustee thereunder), upon delivery of prior written notice to the Trustee and the Collateral Trustee, and, thereafter, shall have the exclusive right and authority to direct the Collateral Trustee as to such matters, all as provided in Section 2.03(b) of the Collateral Trust Agreement.

Section 12.07. Inspection. The Company shall permit the Trustee, and the Trustee’s agents, representatives and employees, upon reasonable prior notice to the Company, to inspect the Mortgaged Property.

Section 12.08. [Reserved.]

Section 12.09. [Reserved.]

Section 12.10. [Reserved.]

Section 12.11. Principal of Bonds to become due in case of sale. In case of any sale of Mortgaged Property under the Mortgage, whether under the power of sale granted therein or pursuant to judicial proceedings, the principal amount of all Bonds then Outstanding, if not previously due, shall at once become due and payable as though the principal of such Bonds had been declared due and payable immediately pursuant to Section 12.04.

Section 12.12. Application of sale proceeds. The purchase money received by the Trustee from the Collateral Trustee from the sale of Mortgaged Property under the power of sale granted in the Mortgage, or a sale pursuant to judicial proceedings under the Mortgage resulting from any remedy thereunder pursued by the Collateral Trustee against any Mortgaged Property, together with any other moneys which are or may be received by or held by the Trustee under any provision of this Indenture or the Collateral Trust Agreement, shall be applied as follows:

First. To the payment of all expenses, liabilities or advances made or incurred by the Trustee under this Indenture, including any compensation and reimbursement payable to the Trustee pursuant to Section 14.09 and to the payment of all taxes, assessments or Prior Liens, except any taxes, assessments or Prior Liens subject to which such sale shall have been made.

Second. To the payment of the whole amount then owing or unpaid upon the Outstanding Bonds with interest accruing on the overdue principal, premium, if any, and interest at the same rates respectively as were borne by the respective Bonds whereof the principal, premium, if any, or interest are overdue, and in case such proceeds shall be insufficient to pay in full such whole amount, then to the payment of such principal, premium, if any, and interest, without preference or priority, ratably according to the aggregate of such principal, premium, if any, and interest, subject to Section 12.01. Such payments shall be made on a date fixed by the Trustee, upon presentation of the Outstanding Bonds and stamping thereon the amount paid if such Bonds are only partly paid, and upon surrender thereof if fully paid.

Third. To the payment of the surplus, if any, to the Company, its successors or assigns.

Section 12.13. Bonds may be applied against purchase price. In case of any sale of any Mortgaged Property under the Mortgage, whether under power of sale granted therein or pursuant to judicial proceedings, any Bondholder or the Trustee, subject to Section 14.01 and Section 14.02, may bid for and purchase any Mortgaged Property, and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in absolute right of such Bondholder or the Trustee, without further accountability, and shall be entitled, for the purpose of making settlement or payment for the Mortgaged Property purchased, to use and apply any Bonds by presenting such Bonds, in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale; and thereupon such purchaser shall be credited on account of such purchase price, with the sum apportionable and applicable out of such net proceeds to the payment of or as credit on the Outstanding Bonds so presented.

Section 12.14. Control by majority. Subject to the terms of the Collateral Trust Agreement, the Mortgage and any Supplemental Mortgages, the holders of a majority in principal amount of the then-Outstanding Bonds will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee (including, for the avoidance of doubt, to cause the Trustee to give instructions to the Collateral Trustee to exercise any remedy available to the Collateral Trustee). However, the Trustee and the Collateral Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage that may involve the Trustee’s or the Collateral Trustee’s personal liability, or that the Trustee or the Collateral Trustee determines in good faith may be unduly prejudicial to the rights of Bondholders not joining in the giving of such direction.

Section 12.15. Bondholder not to institute suit without request to Trustee; Trustee may enforce rights without possession of Bonds; undertaking for costs. (a) No holder of any Outstanding Bond shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of the Mortgage, or for the appointment of a receiver or for any other remedy under this Indenture, unless (i) the holders of not less than 33% in aggregate principal amount of the Outstanding Bonds shall (A) have requested the Trustee in writing to take action in respect of such matter and (B) have offered to the Trustee security and indemnity satisfactory to it against loss, liability or expense to be incurred therein or thereby, and (ii) the Trustee for a period of sixty (60) days shall have refused or neglected to act on such notice, request and indemnity by either proceeding to exercise the powers granted in this Indenture to the Trustee, or by instituting such action, suit or proceeding in its own name; such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution by the Trustee of its powers and trusts under this Indenture and to any action or cause of action the Trustee may take or possess for foreclosure of the Mortgage or for the appointment of a receiver or any other remedy hereunder; it being understood and intended that no one or more holders of Outstanding Bonds shall have any right in any manner whatever to affect, disturb or prejudice the Lien of the Mortgage by action of such one or more holders, or to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of such Outstanding Bonds.

(b) All rights of action under this Indenture may be enforced by the Trustee without the possession of any Bond or the production thereof at trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of such Bonds.

(c) All parties to this Indenture agree, and each holder of any Bond by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, the Mortgage or the Collateral Trust Agreement, or in any suit against the Trustee or the Collateral Trustee, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Trustee, as the case may be, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 12.15(c) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder or Bondholders holding more than 10% in aggregate principal amount of Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Bond on or after the respective due dates expressed in such Bond.

(d) Any direction or instruction under Section 11.01(e) or this Article XII by any Bondholder to the Trustee shall be evidenced as provided in Article XX or in any other manner reasonably satisfactory to the Trustee. By giving any such direction or instruction, a Bondholder agrees to indemnify, defend and save harmless the Trustee for all loss, liability or expense incurred by the Trustee in connection with its compliance with such direction or instruction, except to the extent that such loss, liability or expense is determined to have been caused by the negligence or willful misconduct of the Trustee or is paid to the Trustee pursuant to Section 14.09; provided, that at the request of the Trustee such Bondholder will enter into such undertakings as the Trustee may reasonably request to evidence and effectively provide for the payment of its obligations set forth in this Section 12.15(d); provided, further, that such obligations of each Bondholder are limited to its several obligation with each other Bondholder joining in such direction or instruction to pay such Bondholder’s pro rata portion thereof based upon the portion that the aggregate principal amount of the Outstanding Bonds held by such Bondholder represents of the aggregate principal amount of all Outstanding Bonds held by all Bondholders which joined in such direction or instruction.

Section 12.16. Remedies cumulative. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or Bondholders in exercising any right or power accruing upon any continuing Default shall impair any such right or power or shall be construed to be a waiver of any such Default, or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 12.17. Covenant to pay Trustee; judgment by Trustee; application of monies. (a) In case (i) default shall be made in the payment of any interest on any Outstanding Bond and such default shall have continued for a period of ninety (90) days or (ii) default shall be made in the payment of the principal of or premium, if any, on any Outstanding Bond when payable, whether upon the maturity of such Bond, or upon a declaration of maturity as authorized by this Indenture, or upon a sale as set forth in Section 12.11; then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Outstanding Bonds, the whole amount that then shall have become due and payable on all such Outstanding Bonds, for principal, premium, if any, or interest and with interest upon the overdue principal, premium, if any, and interest payable at the same rates respectively as were borne by the respective Bonds whereof the principal, premium, if any, or interest shall be overdue; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as the trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount so due and unpaid and any compensation and reimbursement payable to the Trustee pursuant to Section 14.09.

(b) The Trustee shall be entitled to recover judgment as described in Section 12.17(a), either before, after or during the pendency of any proceedings for the enforcement of the Lien of the Mortgage by the Collateral Trustee, and the right of the Trustee to recover such judgment shall not be affected by any entry upon or sale of Mortgaged Property by the Collateral Trustee, or by the exercise by the Trustee or the Collateral Trustee of any right, power or remedy for the enforcement of this Indenture or the Mortgage; and in case of a sale of Mortgaged Property, and of the application of the proceeds of such sale to the payment of the obligations secured by the Lien of the Mortgage, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Outstanding Bonds for the benefit of the Bondholders, and shall be entitled to recover judgment for any portion of such obligations remaining unpaid, with interest. No recovery of any such judgment by the Trustee or the Collateral Trustee, and no levy of execution of any such judgment upon any of the Mortgaged Property, or any other property, shall in any manner or to any extent affect the rights of the Trustee, the Bondholders and the Collateral Trustee in respect of the Lien of the Mortgage upon any Mortgaged Property, or any rights, powers or remedies of the Trustee or the Collateral Trustee, or any lien, rights, powers or remedies of the Bondholders, but such lien, rights, powers and remedies of the Trustee and the Collateral Trustee and of the Bondholders shall continue unimpaired as before.

(c) Any moneys received by the Trustee under this Section 12.17 shall be applied by the Trustee to the payment of the amounts then due and unpaid on the Outstanding Bonds in respect of which such moneys shall have been received, ratably and without any preference or priority of any kind, according to the amounts due and payable on such Bonds, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and stamping the amount of such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

Section 12.18. Other remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Bonds or to enforce the performance of any provision of the Bonds, the Collateral Trust Agreement, the Mortgage or any Supplemental Mortgage. The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding.

Section 12.19. Provisions solely for benefit of parties and Bondholders. Nothing in this Indenture, or in any Bond, expressed or implied, is intended, or shall be construed, to give to any Person, other than the Trustee, the Bondholders and the Company, any legal or equitable right, remedy, or claim under or in respect of this Indenture, or under any of its covenants, conditions or provisions; all of which are intended to be and are for the sole and exclusive benefit of the Trustee, the Bondholders and the Company.

Section 12.20. Trustee and Collateral Trustee may file proofs of claims. The Trustee may, and may direct the Collateral Trustee to, and the Collateral Trustee may, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Trustee and of the Bondholders allowed in any judicial proceedings relative to the Company, its creditors or Mortgaged Property. Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

Section 12.21. Right of Bondholders to receive payment. Notwithstanding any other provision of this Indenture, the right of any holder of any Bond to receive payment of the principal of, premium, if any, and interest, if any, on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 12.22. Waivers of past Defaults by holders of Bonds. The holders of not less than a majority in aggregate principal amount of Outstanding Bonds which would be affected by such waiver, and in case one or more series of Outstanding Bonds would be materially adversely affected by such waiver, the holders of not less than 60% in aggregate principal amount of the Outstanding Bonds of such series so affected (which need not include 60% of the aggregate principal amount of the Outstanding Bonds of each such series) may, on behalf of the holders of all Bonds so affected, waive any past Default and its consequences, except (a) a Default in the payment of the principal of or premium, if any, or interest on any Bond, (b) a Default arising from the creation of any Prior Lien, except Permissible Encumbrances, or (c) a Default in respect of a covenant or provision hereof which under Article XV cannot be modified or amended without the consent of the holder of each Outstanding Bond affected thereby. For the purposes of this Section 12.23, Bonds shall be deemed to be materially adversely affected by such waiver if such waiver materially adversely affects or materially diminishes the rights of holders of such Bonds against the Company or against the Mortgaged Property. The Trustee may in reliance on an Opinion of Counsel determine whether or not, in accordance with the foregoing, Bonds of any particular series would be materially adversely affected by any such waiver and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to Section 14.01 and Section 14.02, the Trustee shall not be liable for any such determination made in good faith.

Section 12.23. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE XIII

EFFECT OF MERGER, CONSOLIDATION,

CONVEYANCE AND LEASE

Section 13.01. Company may merge or consolidate if no impairment of Lien of the Mortgage and with assumption of obligations by successor. Nothing in this Indenture shall prevent any consolidation or merger of the Company with or into, or any conveyance, transfer or lease, subject to the Lien of the Mortgage, of all or substantially all of the Mortgaged Property to, any Person lawfully entitled to acquire, lease or operate the Mortgaged Property; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon terms which would fully preserve, and in no respect create any Prior Lien (other than Permissible Encumbrances) on, the Mortgaged Property, or impair the Lien or security of the Mortgage, or any of the rights or powers of the Trustee or the Bondholders under this Indenture or the Collateral Trustee under the Mortgage or the Collateral Trust Agreement; and provided further, that no such consolidation, merger, conveyance, transfer or lease shall be entered into or made by the Company with or to another Person which has outstanding, or which proposes to issue in connection with any such consolidation, merger, conveyance, transfer or lease, any obligations secured by a mortgage, pledge or other lien if as a result of such consolidation, merger, conveyance or lease any of the Mortgaged Property owned by the Company immediately prior thereto would be subjected to the lien of such mortgage, pledge or other lien, unless simultaneously therewith or prior thereto effective provision shall be made to establish the Lien of the Mortgage as superior to the lien of such mortgage, pledge, or other lien with respect to any of the Mortgaged Property then or thereafter acquired by the Company or such other Person, or covenanted to be subject to the Lien of the Mortgage; and provided further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a Default, and also by the purchaser of the Mortgaged Property so leased at any sale thereof under this Indenture, whether such sale is made under the power of sale conferred in this Indenture or judicial proceedings; and provided further, that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the then Outstanding Bonds, the due and punctual payment of the principal of, and premium, if any, and interest on all such Bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture, the Mortgage and the Collateral Trust Agreement to be kept or performed by the Company shall be expressly assumed by a Supplemental Indenture, Supplemental Mortgage and an amendment to the Collateral Trust Agreement, as applicable, executed with the Collateral Trustee as applicable and, in the case of such Supplemental Mortgage, caused to be recorded by the Person formed by such consolidation or surviving such merger, or acquiring all or substantially all the Mortgaged Property, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the then Outstanding Bonds; provided, however, that in order to confirm of record the Lien of the Mortgage and to preserve and protect the rights of the Bondholders thereunder, if the successor does not enter a Supplemental Mortgage containing an express grant by the successor to the Collateral Trustee, as further security for all Bonds issued and to be issued hereunder and the outstanding Equal and Ratable Notes, of a first (subject only to liens affecting the property of the Company prior to such consolidation, merger, conveyance, transfer or lease) lien upon all its property then owned and which it may thereafter acquire (other than Excepted Property), then the successor:

(i) shall enter into a Supplemental Mortgage confirming the prior Lien of the Mortgage upon the Mortgaged Property and extending the Lien of the Mortgage as a first lien, or as a lien subject only to liens affecting the property of the Company prior to such consolidation, merger, conveyance, transfer or lease, to (A) all property which such successor shall thereafter acquire or construct which shall form an integral part of, or be essential to the use or operation of, any property then or thereafter subject to the Lien of the Mortgage, and (B) all renewals, replacements and additional property as may be purchased, constructed or otherwise acquired by such successor from and after the date of such consolidation, merger, conveyance, transfer or lease, as the case may be; and

(ii) shall enter a Supplemental Indenture containing covenants by such successor to maintain the Mortgaged Property in good repair, working order and condition as an operating system or systems and to comply with any covenant or condition of this Indenture to be kept or observed by the Company; and to keep the Mortgaged Property as far as practicable identifiable; and a stipulation that the Trustee and the Collateral Trustee shall not be taken impliedly to waive, by accepting or joining in the Supplemental Indenture, any rights each would otherwise have.

Section 13.02. Upon merger or consolidation Indenture not to constitute lien upon certain properties. In the absence of an express grant by any successor, this Indenture and the Mortgage shall not by reason of any consolidation, merger, conveyance, transfer or lease or otherwise, constitute or become a lien upon, and the Mortgaged Property shall not include or comprise:

(i) any property or franchises owned prior to such consolidation, merger, conveyance, transfer or lease by any Person with or into which the Company or any successor may be consolidated or merged or to which the Company or any successor may make any such conveyance, transfer or lease, and which, prior to such consolidation, merger, conveyance, transfer or lease, were not subject to the Lien of the Mortgage; and

(ii) any property or franchises which may be purchased, constructed or otherwise acquired by any such successor after the date of any such consolidation, merger, conveyance, transfer or lease; excepting only the property referred to in Section 13.02(b)(i) which shall be and become subject to the Lien of the Mortgage, notwithstanding any such consolidation, merger, conveyance, transfer or lease.

Section 13.03. Right of successor. In case the Company, as permitted by Section 13.01, shall be consolidated with or merged into any other Person or shall convey or transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged Property, the successor formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, and upon executing with the Trustee the Supplemental Indenture and Supplemental Mortgage provided for in Section 13.01 and causing such Supplemental Mortgage to be recorded, shall succeed to and be substituted for the Company with the same effect as if such Person had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and, without in any way limiting or impairing by the enumeration of the following rights and powers the scope and intent of the foregoing, such Person thereafter may cause to be executed, authenticated and delivered, either it its own name or in the name of the Company, such Bonds as might have been executed, issued and delivered by the Company after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such Person in lieu of the Company, but subject to all the terms, conditions and restrictions prescribed in this Indenture concerning the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any Bonds delivered to it for authentication which shall have been previously executed by the proper officers of the Company, and such Bonds as such Person shall thereafter, in accordance with this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such Person shall also have and may exercise, subject to all applicable terms, conditions and restrictions prescribed in this Indenture, the rights and powers of the Company as to withdrawal of cash and release of Mortgaged Property from the Lien of the Mortgage, which the Company might have exercised after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All of the Bonds so issued or delivered shall in all respects have the same legal right and security as the Bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of such Bonds had been authenticated and delivered at the date of the execution of this Indenture. As a condition precedent to the execution by such Person and the authentication and delivery by the Trustee of any such Bonds, the withdrawal of cash or the release of Mortgaged Property from the Lien of the Mortgage, under any provision of this Indenture on the basis of Bondable Property acquired, made or constructed by such Person, the Supplemental Mortgage provided for in Section 13.01, or a subsequent Supplemental Mortgage, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the Lien of the Mortgage; and provided further that the lien created thereby and the lien thereon shall have the same force, effect and standing as the Lien of the Mortgage would have if the Company was not consolidated with or merged into such other Person or did not convey or transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged Property, as aforesaid, to such Person, and would itself on or after the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and in respect thereof request the authentication and delivery of Bonds or the withdrawal of cash or the release of Mortgaged Property from the Lien of the Mortgage as provided in this Indenture.

Section 13.04. Transfer of less than substantially all. Without limiting the generality of Section 13.01, if following a conveyance, transfer or lease by the Company of any part of the Mortgaged Property the Fair Value of the Mortgaged Property retained by the Company exceeds an amount equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of Outstanding Bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt, then the part of the Mortgaged Property so conveyed, transferred or leased shall, in any event, be deemed not to constitute all or substantially all of the Mortgaged Property. Such Fair Value may be established by the delivery to the Trustee of an Independent Engineer’s Certificate stating the Independent Engineer’s opinion of such Fair Value as of a date not more than ninety (90) days before or after such conveyance, transfer or lease. This Article XIII is not intended to limit the Company’s conveyances, transfers or leases of less than all or substantially all of the Mortgaged Property.

ARTICLE XIV

THE TRUSTEE

Section 14.01. Qualification of Trustee and acceptance of trust. (a) The Trustee shall at all times be a bank or trust company eligible under Section 7.04 and TIA Section 310(a) and have a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of any supervising or examining authority referred to in Section 7.04, then for the purposes of this Section 14.01 and Section 7.04 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) The Trustee hereby accepts the trust created by this Indenture. The Trustee and, if a separate or co-trustee is appointed pursuant to Section 14.15, such separate or co-trustee, undertakes prior to Default, and after the curing of all Defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of Default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. For purposes of this Section 14.01 and Section 14.02, a Default shall be deemed cured when the act or omission or other event giving rise to such Default shall have been cured, remedied or terminated.

(c) The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine such evidence to determine whether or not it conforms to the requirements of this Indenture.

Section 14.02. Trustee rights and duty of care. (a) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to Default, and after the curing of all Defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(ii) prior to Default, and after the curing of all Defaults which may have occurred, and in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein;

(iii) no Trustee which is a corporation shall be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining pertinent facts and no Trustee who is an individual shall be liable for any error of judgment made in good faith by such individual unless it shall be proved that such individual was negligent in ascertaining the pertinent facts;

(iv) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(v) the Trustee may execute any of the trusts or powers or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney who is not, in either case, an employee of the Trustee, appointed with due care by it hereunder;

(vi) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(vii) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(b) The provisions of this Section 14.02 which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 14.15, to any separate or co-trustee.

Section 14.03. Recitals deemed made by Company. The recitals in this Indenture and in the Bonds (except the authentication certificate of the Trustee) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of such statements. The Trustee makes no representations as to the condition, genuineness, validity or value of the Mortgaged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the Bonds issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any provision hereof.

Section 14.04. Trustee not liable for debts from operation of Mortgaged Property; Trustee may own Bonds. (a) The Trustee and any separate or co-trustee shall not be liable in case of entry by it or the Collateral Trustee upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of Mortgaged Property.

(b) The Trustee, any Paying Agent, Bond registrar, or Authenticating Agent, in its individual or any other capacity, may become the holder, owner or pledgee of Bonds and, subject to Section 14.11 and Section 14.12, may otherwise deal with the Company with the same rights the Trustee would have if it were not Trustee, Paying Agent, bond registrar or authenticating agent.

Section 14.05. Trustee may give notices incidental to action by it. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

Section 14.06. [Reserved.]

Section 14.07. Trustee may rely on certificates and may consult counsel; responsibility in selection of experts. To the extent permitted by Section 14.01 and Section 14.02:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any Accountant’s Certificate, Appraiser’s Certificate, Officers’ Certificate, Engineer’s Certificate, Company Order, Opinion of Counsel, Board resolution, certificate, opinion, notice, demand, request, waiver, consent, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Company Order, Board resolution or other written order;

(b) the Trustee may consult with counsel, who may be counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel;

(c) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation; and

(d) the Trustee shall not have any responsibility for the selection, appointment or approval by the Company of any expert for any purpose expressed in this Indenture.

Section 14.08. Trustee not required to expend its own funds. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

Section 14.09. Compensation and indemnification of Trustee; lien therefor. (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to receive from the Company, reasonable compensation for all services rendered by the Trustee in its execution of the trusts created by this Indenture and in its exercise and performance of any of the powers and duties of the Trustee hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company shall reimburse the Trustee for all appropriate advances made by the Trustee and shall reimburse to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ and of its counsel) except to the extent that such expenses and disbursements are determined to have been caused by the negligence or willful misconduct of the Trustee. The Company also covenants to indemnify the Trustee for, and to defend and hold it harmless against, any loss, liability or expense (including the reasonable compensation and expenses and disbursements of all persons not regularly in its employ and of its counsel), arising out of or in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises, except to the extent that such expenses and disbursements are determined to have been caused by the negligence or willful misconduct of the Trustee. To secure the performance of the obligations of the Company under this Section 14.09, the Trustee shall have (in addition to any other rights under this Indenture) a lien prior to that of the Bondholders upon the Mortgaged Property, including all Mortgaged Property and funds held or collected by the Trustee. “Trustee” for purposes of this Section 14.09(a) shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

(b) If, and to the extent that, the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its or their advances, expenses and disbursements, or indemnity, as provided in Section 14.09(a), as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, in priority to the Bondholders, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the Bondholders in any such proceeding or proceedings and the Trustee is hereby authorized to collect and receive such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the Bondholders. The Trustee shall have a lien upon any securities or other consideration to which the Bondholders may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings.

(c) The benefits of this Section 14.09 shall survive the termination of this Indenture, the payment of the Bonds and the resignation or removal of the Trustee.

Section 14.10. Trustee may rely on facts established by Officers’ Certificate. Whenever in the administration of the trusts created by this Indenture, prior to a Default, or after the curing of Default, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may to the extent permitted by Sections 14.01 and 14.02 be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken by it under this Indenture in reliance hereon.

Section 14.11. Action to be taken by Trustee which becomes creditor of Company. The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 14.12. Action to be taken by Trustee acquiring conflicting interest. The Trustee will comply with TIA Section 310(b); provided, however, that each series of Bonds with respect to each other series of Bonds shall be excluded from the requirements of TIA Section 310(b)(1) pursuant to the proviso to TIA Section 310(b)(1).

Section 14.13. Resignation or removal of Trustee. (a) The Trustee may at any time resign and be discharged of the trusts created by this Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner provided in Section 14.14, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section 14.13 shall not be applicable to resignations pursuant to TIA Section 310(b).

(b) Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the holders of not less than a majority in aggregate principal amount of the then Outstanding Bonds or by their attorneys in fact duly authorized.

(c) In case at any time the Trustee shall cease to be eligible in accordance with Section 7.04 or Section 14.01, then the Trustee so ceasing to be eligible shall resign immediately in the manner and with the effect provided in this Section 14.13; and in the event that it does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee so ceasing to be eligible and either (i) signed by an Authorized Executive Officer attested to by the Secretary or an Assistant Secretary of the Company or (ii) signed and acknowledged by the holders of a majority in aggregate principal amount of Outstanding Bonds or by their attorneys in fact duly authorized.

(d) The resignation or removal of the Trustee shall not be effective until a successor Trustee which is eligible in accordance with Sections 7.04 and 14.01 and qualified in accordance with TIA Section 310(b) and Section 14.12, shall have been appointed and accepted such appointment in a writing delivered to the Company and the predecessor Trustee.

Section 14.14. Appointment of successor Trustee. (a) In case at any time the Trustee shall resign or shall be removed or shall become adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee, or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, or a vacancy shall be deemed to exist in the office of the Trustee for any other reason, the Company, by a Board resolution, shall promptly appoint a successor trustee. Within one (1) year after such resignation, removal, adjudication, appointment or taking, or the occurrence of such vacancy, a successor Trustee may be appointed by the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, and the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company or by such receiver or trustee.

(b) The Company shall give notice of any appointment of a successor Trustee made by it or by Bondholders in the manner provided in Section 14.13(a).

(c) If no appointment of a successor Trustee shall be made pursuant to Section 14.14(a) within six (6) months after a vacancy shall have occurred in the office of Trustee, any Bondholder or any resigning Trustee may at the expense of the Company apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(d) If any Trustee resigns because of a conflict of interest as provided in TIA Section 310(b) and a successor Trustee has not been appointed by the Company or the Bondholders or, if appointed, has not accepted the appointment, within thirty (30) days after the date of such resignation, the resigning Trustee may at the expense of the Company apply to any court of competent jurisdiction for the appointment of a successor trustee.

(e) Any Trustee appointed under this Section 14.14 as successor Trustee shall be a bank or trust company eligible under Section 7.04 and Section 14.01 and qualified under Section 14.12.

Section 14.15. Appointment of additional trustees or co-trustees; notice by Bondholders to Trustee, notice to all trustees; contents, filing, etc. of instrument appointing trustee. (a) At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any Mortgaged Property may be located, the Company and the Trustee shall have the power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee, of all or any of the Mortgaged Property. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment.

(b) Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to the original Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions:

(i) the rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(ii) the Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all Bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the original Trustee or its successors in the trust hereunder; and

(iii) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section 14.15 or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove such separate trustee or co-trustee. A successor to any separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section 14.15.

(c) No Trustee shall be liable by reason of any act or omission of any other trustee hereunder.

(d) Any notice, request or other writing, by or on behalf of the Bondholders delivered to the original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the original Trustee shall refer to this Indenture and the conditions expressed in this Article XIV and upon the acceptance in writing of such appointment, such trustee or trustees, or co-trustee or co-trustees, shall be vested with the estates or property specified in such instrument, either jointly with the original Trustee, its successor, or separately, as may be provided in such instrument subject to all the trusts, conditions, and provisions of this Indenture; and every such instrument shall be filed with the original Trustee or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute and appoint the original Trustee or its successor in the trust hereunder the agent or attorney in fact for such trustee, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by such trustee, for and on behalf of such trustee, and in the name of such trustee. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the original Trustee or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

Section 14.16. Acceptance by successor trustee; requirements of predecessor Trustee upon retiring. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of not less than 10% in aggregate principal amount of the then Outstanding Bonds, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which such trustee succeeds in such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or any pledged securities which may then be in the possession of such trustee. If any deed, conveyance or instrument in writing from the Company is required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Section 14.17. Merger or consolidation of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation in which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under Section 7.04 and Section 14.01 and qualified under Section 14.12, shall be the successor trustee under this Indenture, without the execution or filing of any instrument or the performance of any further act on the part of the Company or any other trustee hereunder, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such Bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver such Bonds so authenticated; and in case any of such Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor trustee or in the name of the successor trustee, and in all such cases such certificate shall have the same full force which the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of the original Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

Section 14.18. [Reserved.]

Section 14.19. Appointment of Authenticating Agent. (a) The Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series, which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the certificate of authentication of the Trustee, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

(b) Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or of a State, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000), and being subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in Section 7.04, then for the purposes of this Section 14.19 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with this Section 14.19(b), such Authenticating Agent shall resign immediately in the matter and with the effect specified in Section 14.19(d).

(c) Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall become the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(d) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of such termination to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with Section 14.19(b), the Trustee promptly shall appoint a successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible in accordance with Section 14.19(b).

(e) Each Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Company and the Trustee that: it will timely perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things, the duty to authenticate and deliver Bonds when presented to it in connection with the original issuance, exchange or registration of transfer or partial redemptions of Bonds; it will furnish from time to time as requested by the Company or the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish to the Company or the Trustee such other information and reports as the Company or the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent and will notify the Company and the Trustee promptly if it shall cease to be so eligible; it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claims asserted against the Trustee by reason of any acts or failures to act of the Authenticating Agent, but it shall have no liability for any action taken by it at the specific direction of the Trustee.

(f) The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services.

ARTICLE XV

SUPPLEMENTAL INDENTURES AND SUPPLEMENTAL MORTGAGES

Section 15.01. Provision for Supplemental Indentures, Supplemental Mortgages and amended Collateral Trust Agreement. Without the consent of any Bondholder, (i) the Trustee and the Company, when authorized by a Board resolution, from time to time and at any time, may enter into Supplemental Indentures hereto which shall thereafter form a part hereof, (ii) the Company, when authorized by a Board resolution, from time to time and at any time, may enter into Supplemental Mortgages to the Mortgage which shall thereafter form a part thereof and/or (iii) the Trustee, as requested by the Company, may direct the Collateral Trustee to enter into an amendment with the Company to the Collateral Trust Agreement or consent to any Supplemental Mortgage entered into by the Company; in each case for any one or more of the following purposes, as applicable:

(a) to amplify or correct the description of any property conveyed or pledged or intended so to be by the Mortgage, or to convey, transfer and assign to the Collateral Trustee and to subject to the Lien of the Mortgage with the same force and effect as if included in the granting clause hereof, additional property and franchises, together with such other provisions as may be appropriate to express the respective rights of the Collateral Trustee and the Company in regard thereto;

(b) to grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Collateral Trustee, and to specifically subject to the Lien of the Mortgage, any Excepted Property, including property, rights and interests in all real and personal property then owned and thereafter acquired by the Company which is (i) outside the State of Iowa and an integral part of or used or to be used as an integral part of the electric generating, transmission and distribution operations of the Company in or outside of the State of Iowa, or (ii) is an integral part of or used or to be used as an integral part of the gas distribution operations of the Company either in the State of Iowa or wherever located in or outside of the State of Iowa, and such Supplemental Mortgage shall specifically describe all such property which is then owned by the Company; and all of such property then owned and thereafter acquired by the Company shall cease to be Excepted Property and shall be Mortgaged Property or all purposes of this Indenture;

(c) to close this Indenture against the issue of additional Bonds or to add limitations on the amount, terms, provisions, authentication, delivery, issue and purposes of the issue of Bonds under this Indenture;

(d) to establish and create one or more series of Bonds and to specify certain terms of such series of Bonds, which terms may include, but are not limited to, those set forth in Section 2.01(c), all in a manner not inconsistent with the provisions of this Indenture;

(e) to provide for alternative methods or forms for evidencing and recording the ownership of Bonds and matters related thereto;

(f) to reflect changes in Generally Accepted Accounting Principles;

(g) to comply with the rules or regulations of any national securities exchange on which any of the Bonds may be listed;

(h) to modify the provisions of this Indenture to such extent as shall be necessary to continue the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted;

(i) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor corporation of the covenants and obligations of the Company under this Indenture, the Mortgage and the Collateral Trust Agreement; to evidence the succession of a new trustee to any trustee hereunder; or to evidence the appointment and the terms of such appointment of any co-trustee or separate trustee appointed pursuant to Section 14.15;

(j) to change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or conditions of this Indenture; provided, however, that if any such change, alteration, modification, variation or elimination made in a Supplemental Indenture pursuant to this Section 15.01(j) would materially adversely affect the rights of the holders of any then Outstanding Bonds against the Company or its property, then such change, alteration, modification, variation or elimination shall be expressly stated in such Supplemental Indenture to become effective only as to Bonds issued thereafter;

(k) to make such provision in regard to matters or questions arising under this Indenture or the Mortgage as may be necessary or desirable and not inconsistent with this Indenture or the Mortgage or for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision contained in this Indenture, any Supplemental Indenture, the Mortgage or any Supplemental Mortgage, or for any other purpose not inconsistent with this Indenture or the Mortgage and which will not materially impair the security of this Indenture or the Mortgage or materially adversely affect the Outstanding Bonds; and

(l) in the case of the Collateral Trust Agreement, for the purposes provided in, and in accordance with, Section 8.05(c), and in the case of the Mortgage, to make changes corresponding to changes permitted to be made in the Collateral Trust Agreement by clauses (iii) through (vii) of Section 8.05(c).

Section 15.02. Requirements for Supplemental Indentures and Supplemental Mortgages. (a) With the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds which would be affected by the action to be taken, and in case one or more of the series of Outstanding Bonds would be materially adversely affected by the action to be taken, with the consent of the holders of not less than 60% in aggregate principal amount of the Outstanding Bonds of such series so affected (which need not include 60% of the aggregate principal amount of the Outstanding Bonds of each such series), the Company, when authorized by a Board resolution, and the Trustee, may from time to time and at any time, enter into a Supplemental Indenture or the Trustee may instruct the Collateral Trustee to enter into or consent to a Supplemental Mortgage or enter into an amendment to the Collateral Trust Agreement, for the purpose of adding any provision to, or changing in any manner or eliminating any provision of, this Indenture, the Mortgage, any Supplemental Indenture, any Supplemental Mortgage or the Collateral Trust Agreement, as applicable or of modifying in any manner the rights of the holders of Bonds; provided, however, that anything in this Section 15.02 to the contrary notwithstanding, no such Supplemental Indenture or Supplemental Mortgage shall, without the consent of the holder of each Outstanding Bond affected thereby, (i) extend the fixed maturity of any Bonds, change any terms of any sinking, improvement, maintenance, replacement or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to Article XII, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of, or premium, if any, or interest, if any, on such Bonds in accordance with the terms of such Bonds, or (ii) reduce the aforesaid percentage of Outstanding Bonds, the holders of which are required to consent to any such Supplemental Indenture or Supplemental Mortgage, or (iii) permit the creation by the Company of any Prior Lien (but no merger or consolidation permitted by Section 13.01 of the Company with any other Person owning property which is subject to a Prior Lien, shall be deemed to be the creation of any Prior Lien). For the purposes of this Section 15.02 and Sections 15.01(j) and 15.01(k), Bonds shall be deemed to be materially adversely affected by a Supplemental Indenture or Supplemental Mortgage, as applicable, if such Supplemental Indenture or Supplemental Mortgage, as applicable, materially adversely affects or materially diminishes the rights of holders of such Bonds against the Company or against its property. The Trustee may in reliance on an Opinion of Counsel determine whether or not, in accordance with the foregoing, Bonds of any particular series would be materially adversely affected by any Supplemental Indenture or Supplemental Mortgage and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to Section 14.01 and Section 14.02, the Trustee shall not be liable for any such determination made in good faith.

(b) Upon the request of the Company, accompanied by a copy of a Board resolution authorizing the execution of any such Supplemental Indenture or Supplemental Mortgage, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such Supplemental Indenture and/or instruct the Collateral Trustee to join with the Company in the execution of, or consent to, such Supplemental Mortgage, or the execution of such amendment to the Collateral Agency Agreement, as applicable.

(c) It shall not be necessary for the consent of the Bondholders under this Section 15.02 to approve the particular form of any proposed Supplemental Indenture or Supplemental Mortgage or amendment to the Collateral Trust Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Section 15.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Supplemental Indenture or Supplemental Mortgage or amendment to the Collateral Trust Agreement permitted by this Article XV or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 14.01, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture, Supplemental Indenture or amendment to the Collateral Trust Agreement is authorized or permitted by this Indenture. The Trustee may, but shall not, except to the extent required in the case of a Supplemental Indenture entered into under Section 14.01(b), be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 15.04. Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article XV, this Indenture shall be modified in accordance therewith and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 15.05. Conformity with Trust Indenture Act. Every Supplemental Indenture executed pursuant to this Article XV shall conform to the requirements of the TIA as then in effect if this Indenture shall then be qualified under the TIA.

Section 15.06. Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article XV may, and if required by the Trustee shall, bear a notation in a form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Company, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

ARTICLE XVI

MEETINGS OF BONDHOLDERS

Section 16.01. Manner of calling meetings and determination of Bonds affected. (a) The Trustee shall on request of the Company pursuant to a Board resolution or upon written request of the holders of not less than a majority in aggregate principal amount of Outstanding Bonds call a meeting of Bondholders to be held at such time and at such place in either the Borough of Manhattan, the City and State of New York, or the city in which the principal office of the Trustee or the city in which the principal office of the Company is located, as the Trustee shall determine. Notice of every meeting of Bondholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and specifying each series of Bonds which would be affected by the proposed action, shall be mailed not less than twenty-one (21) or more than one hundred eighty (180) days before such meeting (i) to each holder as of a record date not more than fifteen (15) days prior to the date of such mailing of Bonds which would be affected by the action proposed to be taken at the meeting and then Outstanding, addressed to such holder at the address appearing on the Bond register maintained pursuant to Section 2.06, (ii) to all Bondholders whose names and addresses are preserved at the time by the Trustee, as provided in TIA Section 312(a), (iii) to the Trustee at the address provided in Section 21.03, or at such other place as may be designated by the Trustee from time to time, and (iv) to the Company at the address provided in Section 21.03, or at such other place as may be designated by the Company from time to time; provided, however, that the mailing of such notice to any Bondholder shall in no case be a condition precedent to the validity of any action taken at such meeting.

(b) The Trustee may in its discretion determine whether or not Bonds of any particular series would be affected by action proposed to be taken at a meeting, and if such action is a waiver of a past Default as provided in Section 12.24 or the authorization of a Supplemental Indenture or Supplemental Mortgage as provided in Section 15.02, whether or not the holders of such Bonds would be materially adversely affected, and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to Section 14.01, Section 14.02 and Section 14.07, the Trustee shall not be liable for any such determination made in good faith.

Section 16.02. Calling of meetings by Company or Bondholders. In case at any time the Company, pursuant to a Board resolution, or the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds which would be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Bondholders, by written request setting forth in general terms the action proposed to be taken at such meeting, and the Trustee shall not have made the first publication of the notice of such meeting or mailed the notice of such meeting, if publication need not be made, within twenty (20) days after receipt of such request, then the Company or the holders of Bonds in the amount above specified may determine the time and place in the Borough of Manhattan, the City and State of New York, or in the city in which the principal office of the Trustee or the city in which the principal office of the Company is located, for such meeting and may call such meeting by giving notice thereof as provided in Section 16.01.

Section 16.03. Persons entitled to vote at meeting. To be entitled to vote at any meeting of Bondholders a Person shall: (a) be a holder of one or more Bonds of such a series; or (b) be the holder of a certificate (with respect to one or more Bonds of such a series) then in effect and satisfactory to the Trustee issued pursuant to Section 20.01; or (c) be a Person appointed by an instrument in writing as a proxy for such a holder or holders of Bonds of such a series or for a holder of such a certificate, provided that no Person who holds a Bond which is excluded in the determination of the requisite amount concurring in any action as set forth in Section 20.03 shall be permitted to vote. The only Persons who shall be entitled to be present or to speak at any meeting of Bondholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

Section 16.04. Conduct of meetings; procedures. (a) Notwithstanding any other provision of this Indenture, the Trustee on its own initiative or on request of the Company may, or upon request of the holders of a majority in aggregate principal amount of the Outstanding Bonds shall, from time to time, make such reasonable procedures, and may vary such procedures, as it may deem advisable for any meeting of Bondholders, in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidences of the right to vote, and, except as otherwise provided in this Section 16.04 and in Section 16.05, such other matters concerning the conduct of the meeting as the Trustee may deem advisable. Except as otherwise permitted or required by any such procedures, the holding of Bonds shall be proved in the manner specified in Section 20.01 and the appointment of any proxy shall be proved in the manner specified in Section 20.01 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank, banker or other depository authorized by Section 20.01 to certify to the holding of Bonds which are transferable by delivery.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Bondholders as provided in Section 16.02, in which case the Company or the Bondholders calling the meeting, as the case may be, shall in a similar manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in aggregate principal amount of the Outstanding Bonds represented at the meeting and entitled to vote.

(c) Subject to Section 20.03, upon the submission of any resolution at any meeting, each Bondholder or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Bonds held by such Bondholder or by the Bondholders represented by such proxy, as the case may be, the holders of which are entitled by this Article XVI to vote; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Bonds held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Bondholders. Any meeting of Bondholders duly called pursuant Section 16.01 or Section 16.02 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

Section 16.05. Manner of voting. (a) The vote upon any action proposed to be taken at such meeting, which action shall be submitted to the meeting in the form of a resolution, shall be by written ballots on which shall be subscribed the signatures of the holders of Outstanding Bonds or their representatives by proxy and the serial number or numbers of the Outstanding Bonds held or represented by them. The chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting. The record shall show the serial numbers and principal amounts of the Outstanding Bonds voting in favor of any resolution submitted in accordance with Article XVI. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one (1) of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

(b) Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 16.06. Rights of Trustee or Bondholders not to be hindered or delayed. Nothing in this Article XVI contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any provision of this Indenture or of the Outstanding Bonds.

Section 16.07. Action by written consent. Any action which may be taken at a meeting of Bondholders, including the authorization of a Supplemental Indenture or Supplemental Mortgage as provided in Section 15.02(a), may be taken without a meeting, without prior notice and without a vote, if such action is consented to in writing (evidenced as provided in Article XX) by the holders of Outstanding Bonds holding not less than the minimum aggregate principal amount of Outstanding Bonds which is necessary to authorize or take such action at a meeting of Bondholders.

ARTICLE XVII

BONDHOLDER LISTS AND REPORTS BY THE COMPANY

AND THE TRUSTEE

Section 17.01. Company to furnish Bondholder lists. The Company shall, so long as any Bonds are Outstanding under this Indenture, furnish or cause to be furnished to the Trustee not later than June 30 and December 31 in each year, and at such other times as the Trustee may request in writing, the information required by TIA Section 312(a) (as of a date not more than fifteen (15) days prior to the date such information is furnished), which the Trustee shall preserve in as current a form as is reasonably practicable; provided that no such information need be furnished so long as the Trustee is Bond registrar pursuant to Section 2.06. The Trustee will also comply with TIA Section 312(b), but the Trustee, the Company and each person acting on behalf of the Trustee or the Company shall have the protection of TIA Section 312(c).

Section 17.02. Company to comply with TIA Section 314. The Company shall file with the Trustee, within fifteen (15) days after it files the same with the Securities and Exchange Commission, copies of the reports, information and documents (or portions thereof) required to be so filed pursuant to pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure). The Company shall also comply with the other provisions of TIA Section 314(a)(1)-(3).

Section 17.03. Trustee reports to Bondholders and compliance with TIA Section 313. The Trustee shall (a) transmit within sixty (60) days after May 15 in each year, beginning with the year 2014, to the Bondholders specified in TIA Section 313(c) and to the Securities and Exchange Commission, a brief report dated as of such May 15th and complying with the requirements of TIA Section 313(a), but no such report shall be required if no event described in TIA Section 313(a) shall have occurred during the twelve (12) month period ended on such May 15th, and (b) comply with the other provisions of TIA Section 313.

Section 17.04. Company reports to Trustee regarding ordinary course disposition. In the case of transactions permitted by Section 10.02 hereof, the Company shall deliver to the Trustee, within fifteen (15) days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers’ Certificate to the effect that all transactions effected pursuant to Section 10.02 hereof during the preceding six-month period were made in the ordinary course of business and that all proceeds therefrom were used by the Company as permitted herein.

ARTICLE XVIII

DEFEASANCE

Section 18.01. Effect of payment of indebtedness; deposit of money or Eligible Obligations in certain instances deemed payment. (a) The Trustee may, and upon request of the Company shall, cause the Collateral Trustee to satisfy and discharge the Lien of the Mortgage and execute and deliver to the Company upon its written request such deeds and instruments as shall be required to discharge the Lien of the Mortgage, and reconvey and transfer to the Company the Mortgaged Property, whenever all Bonds have become Retired Bonds, and thereupon the Bondholders shall have no rights under this Indenture except to payment of principal of, premium, if any, and interest, if any, on their Bonds.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the Trustee shall have an unsecured right to receive compensation and reimbursement of expenses pursuant to Section 14.09 through the date of such satisfaction and discharge, and to charge and be reimbursed by the Company for any reasonable expenditures and liabilities (incurred in good faith and without negligence by the Trustee) which it may thereafter incur.

(c) Bonds for the payment of which at their stated maturity within one (1) year and Bonds for the redemption of which within one (1) year, moneys in the necessary amount and/or Eligible Obligations in an amount which, taking into account any reinvestment and proceeds thereof, will, in the opinion of an Accountant as certified to the Trustee in an Accountant’s Certificate, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due the principal of, premium, if any, and interest, if any, due and to become due on such Bonds on the redemption or maturity date thereof and on any interest payment dates thereof, as the case may be, shall have been set apart by or deposited with the Trustee, with irrevocable direction to apply the same to such payment, subject to Section 18.02 (with or without any additional right given to the Bondholders to surrender their Bonds or obtain therefrom payment therefor prior to such redemption or maturity date) shall for all purposes under this Indenture, including satisfying the Lien of the Mortgage, be deemed to have been paid; provided that in case of redemption the notice of such redemption shall have been given or arrangements shall have been made to the satisfaction of the Trustee that such notice will be given.

Section 18.02. Unclaimed moneys. In case any moneys deposited with the Trustee or any Paying Agent or proceeds of the investment in or sale of Eligible Obligations held in trust for the payment of the principal of, premium, if any, or interest on any Bond remain unclaimed for two (2) years after such principal, premium, if any, or interest has become due and payable, the Trustee or such Paying Agent shall so advise the Company and shall pay over to or upon the written order of the Company such moneys, and thereupon the Trustee or such Paying Agent shall be released from any and all further liability with respect to the payment of principal of or premium, if any, or interest on such Bond, and the holder of such Bond shall be entitled (subject to any applicable statute of limitations) as an unsecured creditor to seek the payment thereof from the Company.

ARTICLE XIX

IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL

STOCK, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 19.01. General provision. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any Supplemental Indenture, or in any Bond or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer, director, agent or representative of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured, are solely corporate obligations, and that no such personal liability shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, shareholders, officers, directors, agents or representatives of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, subscriber to the capital stock, shareholder, officer, director, agent or representative, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Bonds secured hereby.

ARTICLE XX

EVIDENCE OF RIGHTS OF BONDHOLDERS

AND OWNERSHIP OF BONDS

Section 20.01. Evidence of action by Bondholders. (a) Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of Outstanding Bonds may take any action (including the making of any demand or request, the giving of any notice or consent, or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Bondholders in person or by attorneys appointed in writing, or (ii) by the record of the Bondholders voting in favor thereof at any meeting of Bondholders duly called and held in accordance with Article XVI, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Bondholders.

(b) Proof of the execution of any such instrument, or of a writing appointing any such attorney, or of the holding by any Person of any Bonds shall be sufficient for any purpose of this Indenture (except as otherwise expressly provided) if made in the following manner:

(i) the fact and date of the execution by any Person of any instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the jurisdiction in which such notary public or officer purports to act, that the Person signing such instrument or writing acknowledged to such notary public or officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary public or officer;

(ii) the amount of Bonds transferable by delivery, and the series and serial numbers thereof, held by any Person, and the date of such Person’s holding such Bonds,

may be proved either by exhibiting such Bonds themselves or by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with or exhibited to such trust company, bank, banker or other depositary, the Bonds described in such certificate. Each such certificate shall be dated and shall state that on the date thereof Bonds bearing a specified serial number or numbers were deposited with or exhibited to such trust company, bank, banker or other depositary by the Person named in such certificate. No such certificate shall continue to be effective if (A) a similar certificate bearing a later date issued in respect of the same Bond shall be produced, or (B) the Bond specified in such certificate (or Bonds issued in exchange or substitution for such Bond) shall be exhibited. The Trustee may nevertheless in its discretion require further proof of such holding of Bonds in cases where it deems such further proof desirable. The ownership of Bonds shall be proved by the Bond register of the Company maintained pursuant to Section 2.06. The record of any Bondholders’ meeting shall be proved in the manner provided in Section 16.05.

Section 20.02. Inspection of Bonds. Neither the Company nor the Trustee shall be bound to recognize any Person as the holder of a Bond unless and until such Bond is submitted for inspection, if required, and the title of such Person to such Bond satisfactorily established, if disputed.

Section 20.03. Bondholder may revoke consent. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 20.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Outstanding Bonds specified in this Indenture in connection with such action, any holder of an Outstanding Bond the serial number of which is shown by the evidence to be included in the Outstanding Bonds the holders of which have taken such action may, by filing written notice with the Trustee at its principal office and upon proof of such holding as provided in Section 20.01, revoke such action so far as concerns such Bond. Except as aforesaid any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders of such Bond (and any Bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such action is made upon such Bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the Outstanding Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all of the Bonds.

ARTICLE XXI

MISCELLANEOUS

Section 21.01. Certificates, opinions, etc.. (a) Each certificate or opinion which is required by this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant contained in this Indenture shall include (i) a statement that the Person signing such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not in the opinion of such Person such condition or covenant has been complied with.

(b) Every request or application by the Company for action by the Trustee shall be accompanied by an Officers’ Certificate and an Opinion of Counsel stating in each case that in the opinion of the Person signing such Officers’ Certificate or Opinion of Counsel the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent to such action), have been complied with.

(c) The same officer or officers of the Company, or the same Engineer or counsel or other Person, as the case may be, need not certify to all the matters required to be certified under any Article or Section of this Indenture, but different officers, Engineers, counsel or other Persons may certify to different facts respectively.

Section 21.02. Successors and assigns. Whenever any Person is referred to in this Indenture, such reference shall be deemed to include the successors or assigns of such Person, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of the Company and the Trustee whether so expressed or not.

Section 21.03. Notices to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or act of Bondholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Bondholder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Trustee at the following address (until another address is filed by the Trustee with the Company for the purpose of this Section 21.03):

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attention: Corporate Trust Administration

(b) the Company by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company at the following address (until another address is filed by the Company with the Trustee for the purpose of this Section 21.03):

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

Attention: Corporate Secretary

(c) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 21.04. Governing law. This Indenture and the Bonds shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the TIA shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Mortgage or exercise of remedies with respect to, such portion of the Mortgaged Property.

Section 21.05. Waiver of jury trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND TRUSTEE FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

Section 21.06. Conflict with TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which is required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the TIA, such required provision shall control.

Section 21.07. TIA construed as in effect on date hereof. Wherever reference is made in this Indenture to the TIA, such reference is made to the TIA as it was in force on the date of the execution of this Indenture.

Section 21.08. Titles, Table of Contents and Section Headings. The titles of the Articles, the table of contents and the section headings in this Indenture are included for convenience of reference only and shall not be deemed to be part of this Indenture.

Section 21.09. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 21.10. Force majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, MIDAMERICAN ENERGY COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed by its Chief Executive Officer, President or one of its Vice Presidents, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., to evidence its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, all as of the day and year first above written.

MIDAMERICAN ENERGY COMPANY

By:	/s/ William J. Fehrman
Name:	William J. Fehrman
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

Signature Page to First Mortgage Bond Indenture